                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-131591

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-2
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] COUNTRYWIDE(R)

                           $801,975,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 23, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-2

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

--------------------------------------------------------------------------------
               ORIGINAL
              CERTIFICATE
               PRINCIPAL          PRICE TO        UNDERWRITING       PROCEEDS TO
CLASS         BALANCE(1)           PUBLIC           DISCOUNT        DEPOSITOR(2)
--------------------------------------------------------------------------------
1-A-1        $ 281,750,000       100.00000%         0.10333%          99.89667%
--------------------------------------------------------------------------------
2-A-1        $ 174,959,000       100.00000%         0.10333%          99.89667%
--------------------------------------------------------------------------------
2-A-2        $ 149,283,000       100.00000%         0.10333%          99.89667%
--------------------------------------------------------------------------------
2-A-3        $  48,258,000       100.00000%         0.10333%          99.89667%
--------------------------------------------------------------------------------
2-A-4        $  30,000,000       100.00000%         0.10333%          99.89667%
--------------------------------------------------------------------------------
M-1          $  30,600,000       100.00000%         0.50000%          99.50000%
--------------------------------------------------------------------------------
M-2          $  26,775,000       100.00000%         0.83333%          99.16667%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               ORIGINAL
              CERTIFICATE
               PRINCIPAL          PRICE TO        UNDERWRITING      PROCEEDS TO
CLASS         BALANCE(1)           PUBLIC           DISCOUNT        DEPOSITOR(2)
--------------------------------------------------------------------------------
M-3          $  15,725,000       100.00000%         0.83333%         99.16667%
--------------------------------------------------------------------------------
M-5          $  13,600,000       100.00000%         0.91667%         99.08333%
--------------------------------------------------------------------------------
M-6          $  12,750,000       100.00000%         1.00000%         99.00000%
--------------------------------------------------------------------------------
M-8          $   9,775,000       100.00000%         1.66667%         98.33333%
--------------------------------------------------------------------------------
B            $   8,500,000       100.00000%         1.66667%         98.33333%
--------------------------------------------------------------------------------
A-R          $         100           (3)              (3)                (3)
--------------------------------------------------------------------------------
_______________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   Before deducting expenses payable by the Depositor estimated to be approximately $700,000 in the aggregate.

(3)   The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-2, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of February 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about February 27, 2006.

PRE-FUNDING

On the closing date, the depositor may elect to deposit an amount of up to 25%
of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will not exceed 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity, which will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
April 14, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

                                       1

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the May 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of February 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $922,150,784.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance              $348,572,675

Weighted Average Mortgage Rate                         7.986%

Range of Mortgage Rates                     5.000% to 13.750%

Average Current Principal Balance                    $179,677

Range of Outstanding Principal                     $11,010 to
   Balances                                          $499,999

Weighted Average Original
   Loan-to-Value Ratio                                 78.96%

Weighted Average Original Term to
   Maturity                                        358 months

Weighted Average Credit Bureau
   Risk Score                                             599

Weighted Average Remaining Term to Stated
   Maturity                                        356 months

Weighted Average Gross Margin*                         6.752%

Weighted Average Maximum
   Mortgage Rate*                                     14.841%

Weighted Average Minimum
   Mortgage Rate*                                      7.976%

Geographic Concentrations in
   excess of 10%:

   California                                          24.57%

_______________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

                                        2

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance              $573,578,108

Weighted Average Mortgage Rate                         7.873%

Range of Mortgage Rates                     5.500% to 13.700%

Average Current Principal Balance                    $196,565

Range of Outstanding Principal                     $10,892 to
   Balances                                        $1,160,000

Weighted Average Original
   Loan-to-Value Ratio                                 78.97%

Weighted Average Original Term to
   Maturity                                        359 months

Weighted Average Credit Bureau
   Risk Score                                             622

Weighted Average Remaining Term to Stated
   Maturity                                        357 months

Weighted Average Gross Margin*                         6.774%

Weighted Average Maximum
   Mortgage Rate*                                     14.824%

Weighted Average Minimum
   Mortgage Rate*                                      7.921%

Geographic Concentrations in
   excess of 10%:

   California                                          24.13%

   Florida                                             10.22%

______________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

                                        3

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue seventeen classes of certificates, thirteen of which are offered by this free writing prospectus:

                                    INITIAL
                                  CERTIFICATE                                                           INITIAL       INITIAL
                                   PRINCIPAL                                       LAST SCHEDULED       RATING      RATING (S&P)
            CLASS                 BALANCE (1)                  TYPE               DISTRIBUTION DATE  (MOODY'S) (2)      (2)
-----------------------------    --------------     ----------------------------  -----------------  -------------  ------------
OFFERED
CERTIFICATES

1-A-1........................    $  281,750,000       Senior/Adjustable Rate          June 2036           Aaa           AAA
2-A-1........................    $  174,959,000       Senior/Adjustable Rate        October 2027          Aaa           AAA
2-A-2........................    $  149,283,000       Senior/Adjustable Rate        October 2034          Aaa           AAA
2-A-3........................    $   48,258,000       Senior/Adjustable Rate          June 2036           Aaa           AAA
2-A-4........................    $   30,000,000       Senior/Adjustable Rate          June 2036           Aaa           AAA
M-1..........................    $   30,600,000     Subordinate/Adjustable Rate       May 2036            Aa1           AA+
M-2..........................    $   26,775,000     Subordinate/Adjustable Rate       May 2036            Aa2            AA
M-3..........................    $   15,725,000     Subordinate/Adjustable Rate      April 2036           Aa3            AA
M-5..........................    $   13,600,000     Subordinate/Adjustable Rate      April 2036           A2             A+
M-6..........................    $   12,750,000     Subordinate/Adjustable Rate      March 2036           A3             A
M-8..........................    $    9,775,000     Subordinate/Adjustable Rate     January 2036         Baa2           BBB+
B............................    $    8,500,000     Subordinate/Adjustable Rate     October 2035         Baa3           BBB
A-R..........................    $          100        Senior/REMIC Residual         March 2006           Aaa           AAA
NON-OFFERED
CERTIFICATES (3)
M-4..........................    $   14,875,000     Subordinate/Adjustable Rate      April 2036           A1            AA-
M-7..........................    $   12,325,000     Subordinate/Adjustable Rate     February 2036        Baa1            A-
P............................    $          100         Prepayment Charges               N/A              N/R           N/R
C............................         N/A                    Residual                    N/A              N/R           N/R

______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class M-4, Class M-7, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class M-4, Class M-7, Class P and
      Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        4

The certificates will also have the following characteristics:

                                PASS-THROUGH RATE      PASS-THROUGH RATE
                                     BEFORE                  AFTER
                   RELATED          OPTIONAL                OPTIONAL                                  INTEREST ACCRUAL
     CLASS        LOAN GROUP  TERMINATION DATE (1)    TERMINATION DATE (1)    DELAY/ACCRUAL PERIOD       CONVENTION
----------------  ----------  ---------------------  ----------------------   --------------------    ----------------
OFFERED
CERTIFICATES

1-A-1...........      1        LIBOR + 0.200% (2)      LIBOR + 0.400% (2)             (3)              Actual/360 (4)
2-A-1...........      2        LIBOR + 0.070% (2)      LIBOR + 0.140% (2)             (3)              Actual/360 (4)
2-A-2...........      2        LIBOR + 0.190% (2)      LIBOR + 0.380% (2)             (3)              Actual/360 (4)
2-A-3...........      2        LIBOR + 0.300% (2)      LIBOR + 0.600% (2)             (3)              Actual/360 (4)
2-A-4...........      2        LIBOR + 0.200% (2)      LIBOR + 0.400% (2)             (3)              Actual/360 (4)
M-1.............   1 and 2     LIBOR + 0.400% (2)      LIBOR + 0.600% (2)             (3)              Actual/360 (4)
M-2.............   1 and 2     LIBOR + 0.420% (2)      LIBOR + 0.630% (2)             (3)              Actual/360 (4)
M-3.............   1 and 2     LIBOR + 0.440% (2)      LIBOR + 0.660% (2)             (3)              Actual/360 (4)
M-5.............   1 and 2     LIBOR + 0.600% (2)      LIBOR + 0.900% (2)             (3)              Actual/360 (4)
M-6.............   1 and 2     LIBOR + 0.700% (2)      LIBOR + 1.050% (2)             (3)              Actual/360 (4)
M-8.............   1 and 2     LIBOR + 1.500% (2)      LIBOR + 2.250% (2)             (3)              Actual/360 (4)
B...............   1 and 2     LIBOR + 2.650% (2)      LIBOR + 3.975% (2)             (3)              Actual/360 (4)
A-R.............   1 and 2             (5)                    (5)                     N/A                   N/A
NON-OFFERED
CERTIFICATES
M-4.............   1 and 2     LIBOR + 0.580% (2)      LIBOR + 0.870% (2)             (3)              Actual/360 (4)
M-7.............   1 and 2     LIBOR + 1.380% (2)      LIBOR + 2.070% (2)             (3)              Actual/360 (4)
P...............   1 and 2             N/A                    N/A                     N/A                   N/A
C...............   1 and 2             N/A                    N/A                     N/A                   N/A

_____________
(1)   If on any distribution date, the pass-through rate for a class of interest-bearing certificates is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "Description of the Certificates -- Overcollateralization Provisions" and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract to the extent available for that purpose as described in this free writing prospectus under "Description of the Certificates -- The
      Swap Contract."

(2)   The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the Certificates -- Distributions -- Distributions of Interest." LIBOR
      refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the
      Certificates -- Calculation of One-Month LIBOR."

(3)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(4)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5)   The Class A-R Certificates will not accrue any interest.

                                        5

DESIGNATIONS

    DESIGNATION                      CLASS OF CERTIFICATES
--------------------      -------------------------------------------
Class A                   Class 1-A-1 and Class 2-A Certificates.
  Certificates:

Class 2-A                 Class 2-A-1, Class 2-A-2, Class 2-A-3 and
  Certificates:           Class 2-A-4 Certificates.

Senior
  Certificates:           Class A and Class A-R Certificates.

Class M                   Class M-1, Class M-2, Class M-3, Class M-4,
  Certificates:           Class M-5, Class M-6, Class M-7 and
                          Class M-8 Certificates.

Subordinate               Class M and Class B Certificates.
  Certificates:

Adjustable Rate           Class A Certificates and Subordinate
  Certificates or         Certificates.
  Swap Certificates:

Offered                   Class A, Class M-1, Class M-2, Class
  Certificates:           M-3, Class M-5, Class M-6, Class M-8, Class
                          B and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o     the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o     any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from amounts in the swap trust.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

                                        6

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o     scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts) less the related master servicing fees;

o     interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o     interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o     liquidation proceeds on the mortgage loans during the applicable period
      (to the extent allocable to interest); and

o     the amount (if any) of the seller interest shortfall payment paid by
      Countrywide Home Loans, Inc. on any distribution date on or prior to the
      May 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o     scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o     prepayments collected in the applicable period;

o     the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o     the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o     liquidation proceeds on the mortgage loans during the applicable period
      (to the extent allocable to principal);

o     excess interest (to the extent available) to maintain the targeted overcollateralization level; and

o     the amount (if any) allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o     the master servicing fee and additional servicing compensation due to the master servicer;

o     the portion of the trustee fee due to the trustee;

o     amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o     all prepayment charges (which are distributable only to the Class P
      Certificates);

o     all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o     any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

                                        7

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o     from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o     from loan group 1 interest funds, to the Class 1-A-1 Certificates, current interest and interest carry forward amount;

o     from loan group 2 interest funds, concurrently, to each class of Class 2-A
      Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o     from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o     from any remaining loan group 1 and loan group 2 interest funds, sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

o     from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificate are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o     the date on which the aggregate certificate principal balance of the Class
      A Certificates is reduced to zero; and

o     the later of:

      o     the March 2009 distribution date; and

      o     the date on which the level of subordination for the Class A
            Certificates is 39% of the aggregate stated principal balance of the mortgage loans.

                                        8

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

o     concurrently,

      (1)   from the loan group 1 principal distribution amount, in the following order of priority:

            (i)   to the Class 1-A-1 Certificates, until the certificate
                  principal balance thereof is reduced to zero; and

            (ii)  to the classes of Class 2-A Certificates (after the
                  distribution of the principal distribution amount from loan group 2 as described below), to be allocated among such
                  classes of certificates in the amounts and order of priority described below, until the certificate principal balances
                  thereof are reduced to zero; and

      (2)   from the loan group 2 principal distribution amount, in the following order of priority:

            (i)   to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate
                  principal balances thereof are reduced to zero; and

            (ii)  to the Class 1-A-1 Certificates (after the distribution of the principal distribution amount from loan group 1 as described above), until the certificate principal balance thereof is reduced to zero; and

o     from the remaining principal distribution amount from both loan groups, sequentially,

      (1)   sequentially, in the order of their distribution priorities, to each class of subordinate certificates, until the certificate principal balances thereof are reduced to zero; and

      (2)   as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o     in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A-1 and Class 2-A Certificates, concurrently:

      (1)   to the Class 1-A-1 Certificates, up to the Class 1-A-1 principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

      (2)   to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

      provided, however, that if (a) the certificate principal balance of the
      Class 1-A-1 Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed pro rata (based on the certificate principal balance of the
      Class 1-A-1 Certificates and/or the aggregate certificate principal balance of the Class 2-A Certificates) to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described below), until the certificate principal balance(s)
      thereof is/are reduced to zero;

o     sequentially, in the order of their distribution priorities, to each class of subordinate certificates, the subordinate class principal distribution amount for that class, until the certificate principal balance thereof is reduced to zero; and

o     any remainder as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed concurrently, pro rata based on the aggregate certificate principal balance of the Class 2-A-1, Class
2-A-2 and Class 2-A-3 Certificates, on the one hand, and the certificate principal balance of the Class 2-A-4 Certificates, on the other hand, as follows: (i) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
Certificates, in that order, until the certificate principal balances thereof are reduced to zero, and (ii) to the Class 2-A-4 Certificates, until

                                        9

the certificate principal balance thereof is reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o     to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o     concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o     sequentially, to the classes of subordinate certificates, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o     to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A
      Certificates and subordinate certificates;

o     to the carryover reserve fund, the required carryover reserve fund deposit;

o     to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event;
      and

o     to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $20,825,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and the issuing entity's expenses will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been maintained or restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders

                                       10

will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 4.790% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

                                       11

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying
REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates
will be "mortgage related securities" for purposes of the Secondary Mortgage
Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan will be required to make certain representations.

                                       12

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans

                                       13

will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-2 (the
"CERTIFICATES") will consist of: Class 1-A-1, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8, Class B, Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

        DESIGNATION                                            CLASS OF CERTIFICATES
----------------------------   --------------------------------------------------------------------------------------

CLASS A CERTIFICATES:          Class 1-A-1 and Class 2-A Certificates

CLASS 2-A CERTIFICATES:        Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

SENIOR CERTIFICATES:           Class A and Class A-R Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class
                               M-8 Certificates

SUBORDINATE CERTIFICATES:      Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:       Class A and Subordinate Certificates

OFFERED CERTIFICATES:          Class A, Class M-1, Class M-2, Class M-3, Class M-5, Class M-6, Class M-8, Class B and
                               Class A-R Certificates

The Certificates are generally referred to as the following types:

           CLASS                          TYPE
----------------------------   ---------------------------
Class A Certificates:          Senior/Adjustable Rate
Subordinate Certificates:      Subordinate/Adjustable Rate
Class A-R Certificates:        Senior/REMIC Residual
Class P Certificates:          Prepayment Charges
Class C Certificates:          Residual

      Generally:

      o     distributions of principal and interest on the Class 1-A-1
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

      o     distributions of principal and interest on the Class 2-A
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

                                       14

      o     distributions of principal and interest on the Subordinate
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o     distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

      o     distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
            Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                                       15

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in March
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

                                       16

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                                       17

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "NET RATE CAP" for each Distribution Date means:

      (i) with respect to the Class 1-A-1 Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y) a fraction, the numerator of which is the Interest Funds for Loan Group
1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due
Period,

      (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 2 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A-1 and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A-1 and Class 2-A Certificates, respectively.

                                       18

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                   (1)             (2)
                                                 -------         -------
      Class 1-A-1.......................          0.200%          0.400%
      Class 2-A-1.......................          0.070%          0.140%
      Class 2-A-2.......................          0.190%          0.380%
      Class 2-A-3.......................          0.300%          0.600%
      Class 2-A-4.......................          0.200%          0.400%
      Class M-1.........................          0.400%          0.600%
      Class M-2.........................          0.420%          0.630%
      Class M-3.........................          0.440%          0.660%
      Class M-4.........................          0.580%          0.870%
      Class M-5.........................          0.600%          0.900%
      Class M-6.........................          0.700%          1.050%
      Class M-7.........................          1.380%          2.070%
      Class M-8.........................          1.500%          2.250%
      Class B...........................          2.650%          3.975%
_____________
(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "REFERENCE BANK RATE" with respect to any Accrual Period means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all the Adjustable Rate Certificates for the
Accrual Period, provided that at least two Reference Banks provide the rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on that date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all the Adjustable Rate Certificates for the Accrual Period.

                                       19

      "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as a Reference Bank by the Trustee
      and

            (3)   which are not controlling, controlled by, or under common
      control with, the Depositor, Countrywide Home Loans, the Master Servicer
      or any successor Master Servicer.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of March 2006, April 2006 and May 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b)   the lesser of:

                  (i)   the product of (1) the amount on deposit in the
            Pre-Funding Account at the beginning of the related Due Period, and
            (2) a fraction, the numerator of which is the weighted average Net
            Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage
            Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal
            Balances thereof for the Distribution Date) and the denominator of which is 12; and

                  (ii)  the excess of (x) the sum of the amount of Current
            Interest and Interest Carry Forward Amount due and payable on the
            Adjustable Rate Certificates for the Distribution Date over (y) the sum of (1) Interest Funds (less any portion of Interest Funds allocated to the swap trust to cover any Net Swap Payment due to the
            Swap Counterparty with respect to such Distribution Date) available to pay the amounts specified in clause (b)(ii)(x) of this definition
            (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest
            Funds for the Distribution Date) and (2) any Net Swap Payment
            received by the Swap Contract Administrator from the Swap
            Counterparty for the Distribution Date and allocated to the swap trust to pay Current Interest and Interest Carry Forward Amounts on
            the Adjustable Rate Certificates for the Distribution Date.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

                                       20

Distribution Date                     Percentage
-----------------                     ----------

March 2008 -- February 2009.........  1.35% with respect to March 2008, plus an additional 1/12th of 1.70% for each month
                                      thereafter through February 2009

March 2009 -- February 2010.........  3.05% with respect to March 2009, plus an additional 1/12th of 1.75% for each month
                                      thereafter through February 2010

March 2010 -- February 2011.........  4.80% with respect to March 2010, plus an additional 1/12th of 1.45% for each month
                                      thereafter through February 2011

March 2011 -- February 2012.........  6.25% with respect to March 2011, plus an additional 1/12th of 0.80% for each month
                                      thereafter through February 2012

March 2012 and thereafter...........  7.05%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                              Class             Percentage
                  --------------------------    ----------

                  A.........................      41.00%
                  M-1.......................      50.28%
                  M-2.......................      62.71%
                  M-3.......................      73.35%
                  M-4.......................      87.38%
                  M-5.......................     105.89%
                  M-6.......................     132.15%
                  M-7.......................     173.80%
                  M-8.......................     231.74%
                  B.........................     326.33%

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

                                       21

      "OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 2.45% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 4.90% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 61.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                                       22

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            A Principal Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 61.00% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "CLASS A PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date means (a) in the case of the Class 1-A-1 Certificates, the Class 1-A-1
Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

      "CLASS 1-A-1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class A Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 1-A-1 Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-A-1
Principal Distribution Target Amount and the Class 2-A Principal Distribution
Target Amount.

      "CLASS 1-A-1 PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

            (1)   the Certificate Principal Balance of the Class 1-A-1
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 61.00% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
      Loans in Loan Group 1 and the original Pre-Funded Amount in respect of
      Loan Group 1.

                                       23

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 2-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A-1 Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

      "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class 2-A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 61.00% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
      Loans in Loan Group 2 and the original Pre-Funded Amount in respect of
      Loan Group 2.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                          Initial Target  Stepdown Target
                                          Subordination    Subordination
                                            Percentage       Percentage
                                          --------------  ---------------
      Class M-1.......................        15.90%          31.80%
      Class M-2.......................        12.75%          25.50%
      Class M-3.......................        10.90%          21.80%
      Class M-4.......................         9.15%          18.30%
      Class M-5.......................         7.55%          15.10%
      Class M-6.......................         6.05%          12.10%
      Class M-7.......................         4.60%           9.20%
      Class M-8.......................         3.45%           6.90%
      Class B.........................         2.45%           4.90%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,
            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

                                       24

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1, and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

                                       25

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
March 2006, April 2006 and May 2006, Countrywide Home Loans will remit to the
Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

                                       26

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause
      (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or
      Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the
      Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

                                       27

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error), and

            (4)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o     the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

                                       28

      o     the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
            Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and in the Credit
Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage
Interests. Any losses incurred in the Carryover Reserve Fund or the Credit
Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit
Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover
Reserve Fund or Credit Comeback Excess Account and made in accordance with the
Pooling and Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       29

FEES AND EXPENSES

           The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                     AMOUNT                GENERAL PURPOSE              SOURCE (2)                 FREQUENCY
---------------------------     ------------------------------    ---------------    ------------------------------   -------------

FEES

Master Servicing Fee /          One-twelfth of the Servicing      Compensation       Collections with respect to            Monthly
Master Servicer                 Fee Rate multiplied by the                           each Mortgage Loan and any
                                Stated Principal Balance of                          Liquidation Proceeds or
                                each Mortgage Loan (3)                               Subsequent Recoveries

Additional Servicing            o Prepayment Interest Excess      Compensation       Interest collections with         Time to time
Compensation / Master             (4)                                                respect to each Mortgage Loan
Servicer
                                o All late payment fees,          Compensation       Payments made by obligors with    Time to time
                                  assumption fees and other                          respect to the Mortgage Loans
                                  similar charges (excluding
                                  prepayment charges)

                                o All investment income earned    Compensation       Investment income related to           Monthly
                                  on amounts on deposit in the                       the Certificate Account and
                                  Certificate Account and                            Distribution Account
                                  Distribution Account

                                o Excess Proceeds (5)             Compensation       Liquidation Proceeds and          Time to time
                                                                                     Subsequent Recoveries with
                                                                                     respect to each Mortgage Loan

Trustee Fee (the "TRUSTEE       One-twelfth of the Trustee Fee    Compensation       Interest Remittance Amount             Monthly
FEE") / Trustee                 Rate multiplied by the sum of
                                (i) the aggregate Stated
                                Principal Balance of the
                                outstanding Mortgage Loans and
                                (ii) any amounts remaining in
                                the Pre-Funding Account
                                (excluding any investment
                                earnings thereon) (6)

EXPENSES

Insurance premiums /            Insurance premium(s) for          Expense            Interest collections on the            Monthly
Mortgage Insurer                Mortgage Loan(s) covered by                          related Mortgage Loan(s)
                                lender-paid mortgage insurance
                                policies

Insurance expenses / Master     Expenses incurred by the          Reimbursement      To the extent the expenses are    Time to time
Servicer                        Master Servicer                   of Expenses        covered by an insurance policy
                                                                                     with respect to the Mortgage
                                                                                     Loan

                                       30

   TYPE / RECIPIENT (1)                     AMOUNT                GENERAL PURPOSE              SOURCE (2)                 FREQUENCY
---------------------------     ------------------------------    ---------------    ------------------------------   -------------

Servicing Advances / Master     To the extent of funds            Reimbursement      With respect to each Mortgage     Time to time
Servicer                        available, the amount of          of Expenses        Loan, late recoveries of the
                                any Servicing Advances.                              payments of the costs and
                                                                                     expenses, Liquidation Proceeds,
                                                                                     Subsequent Recoveries,
                                                                                     purchase proceeds or repurchase
                                                                                     proceeds for that Mortgage
                                                                                     Loan (7)

Indemnification expenses /      Amounts for which the             Indemnification    Amounts on deposit on the              Monthly
the Sellers, the Master         Sellers, the Master                                  Certificate Account on any
Servicer, the NIM Insurer       Servicer, the NIM Insurer                            Distribution Account Deposit Date,
and the Depositor               and Depositor are entitled                           following the transfer to the
                                to indemnification (8)                               Distribution Account

______________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)   Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       31

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   concurrently:

                  (a)   from the Interest Funds for Loan Group 1, to the Class
            1-A-1 Certificates, the Current Interest and Interest Carry Forward
            Amount for that class,

                                       32

                  (b)   from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
      Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
      Amount based on the Certificate Principal Balances of the Certificates
      will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward
      Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and
      Interest Carry Forward Amount,

            (4)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, the Current Interest for that class,
            and

                  (b)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                              (a)  to the Class 1-A-1 Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                                       33

                              (b)  to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)  to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)  to the Class 1-A-1 Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and
                  Class B Certificates, in that order, in each case until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
      Distribution Amounts for both Loan Groups, sequentially:

                  (A)   in an amount up to the Class A Principal Distribution
            Target Amount, pro rata based on the related Class A Principal
            Distribution Allocation Amount for the Class 1-A-1 and Class 2-A
            Certificates, concurrently:

                        (i)   to the Class 1-A-1 Certificates, in an amount up
                  to the Class 1-A-1 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  to the classes of Class 2-A Certificates, in an
                  amount up to the Class 2-A Principal Distribution Amount,
                  allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  provided, however, that if (a) the Certificate Principal
            Balance of the Class 1-A-1 Certificates and/or (b) the aggregate
            Certificate Principal Balance of the Class 2-A Certificates is
            reduced to zero, then any remaining unpaid Class A Principal
            Distribution Target Amount will be distributed pro rata (based on the Certificate Principal Balance of the Class 1-A-1 Certificates
            and/or the aggregate Certificate Principal Balance of the Class 2-A
            Certificates) to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal
            Balance(s) thereof is/are reduced to zero,

                  (B)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, the Subordinate Class Principal
            Distribution Amount for that class, in each case until the
            Certificate Principal Balance thereof is reduced to zero, and

                  (C)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

                                       34

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed concurrently, pro rata based on the aggregate Certificate
      Principal Balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3
      Certificates, on the one hand, and the Certificate Principal Balance of the Class 2-A-4 Certificates, on the other hand, as follows: (i)
      sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
      Certificates, in that order, in each case until the Certificate Principal
      Balance thereof is reduced to zero, and (ii) to the Class 2-A-4
      Certificates, until the Certificate Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $20,825,000, which is approximately 2.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the holders of the class or classes of Adjustable Rate
            Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal
            Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related

                                       35

            Principal Distribution Amount as described under
            "--Distributions--Distributions of Principal" above;

      2.    concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss
            Amount for the class;

      3.    sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      7.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
7 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Swiss Re Financial Products Corporation (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance Company (the
"SWAP GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the
"SWAP GUARANTY"). In addition, on the Closing Date, Countrywide Home Loans and the Swap Counterparty will execute an ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home
Loans will assign its rights under the Swap Contract and the Swap Guaranty to
The Bank of New York, as swap contract administrator (in such capacity, the
"SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract
Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION
AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

                                       36

      (i)   a fixed rate of 4.790% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

                                       37

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization
Provisions --Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
      B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
      class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
      Cashflow" above;

                                       38

            (6)   to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class; and

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
      B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow pursuant to clauses 5 through 7 under " -- Overcollateralization
Provisions --Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap
Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty
Trigger Event payable to the Swap Counterparty with respect to such Distribution
Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

        MONTH OF           SWAP CONTRACT         MONTH OF            SWAP CONTRACT            MONTH OF         SWAP CONTRACT
      DISTRIBUTION           NOTIONAL          DISTRIBUTION            NOTIONAL             DISTRIBUTION         NOTIONAL
          DATE              BALANCE ($)            DATE               BALANCE ($)               DATE            BALANCE ($)
   ------------------      -------------       -----------------     -------------        -----------------    -------------

   March 2006........       657,900,000        November 2007....      420,957,558         July 2009........     189,027,526
   April 2006........       652,024,659        December 2007....      406,747,688         August 2009......     181,155,461
   May 2006..........       645,338,788        January 2008.....      393,059,323         September 2009...     175,391,459
   June 2006.........       637,849,962        February 2008....      379,874,561         October 2009.....     169,835,796
   July 2006.........       629,568,842        March 2008.......      364,445,341         November 2009....     164,516,878
   August 2006.......       620,509,194        April 2008.......      347,674,775         December 2009....     159,426,885
   September 2006....       610,682,509        May 2008.........      331,822,972         January 2010.....     154,558,278
   October 2006......       600,388,427        June 2008........      316,838,978         February 2010....     149,889,672
   November 2006.....       589,376,902        July 2008........      302,674,878         March 2010.......     145,325,703
   December 2006.....       577,673,969        August 2008......      289,285,617         April 2010.......     140,754,244
   January 2007......       565,308,693        September 2008...      278,194,997         May 2010.........     136,369,796
   February 2007.....       552,312,825        October 2008.....      269,035,069         June 2010........     132,165,826
   March 2007........       539,313,868        November 2008....      260,238,423         July 2010........     128,137,125
   April 2007........       525,811,482        December 2008....      251,792,704         August 2010......     124,272,731
   May 2007..........       511,741,013        January 2009.....      243,686,006         September 2010...     120,504,346
   June 2007.........       497,144,804        February 2009....      235,906,854         October 2010.....     116,872,359
   July 2007.........       482,118,746        March 2009.......      225,426,696         November 2010....     113,372,321
   August 2007.......       466,728,799        April 2009.......      215,535,535         December 2010....     109,998,970
   September 2007....       451,016,709        May 2009.........      206,191,020         January 2011.....     106,748,812
   October 2007......       435,707,485        June 2009........      197,364,129         February 2011....     103,617,566

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

                                       39

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o     a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the
Swap Contract Administrator on terms substantially similar to the Swap Contract;
(b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

                                       40

      It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      The Swap Counterparty is a Delaware corporation incorporated on May 23,
1995. In the course of conducting its business, the Swap Counterparty trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. The Swap Counterparty's headquarters are located at 55 East
52nd Street, New York, New York 10055. The Swap Counterparty currently has a long-term counterparty credit rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P. The Swap Counterparty is an indirect, wholly owned subsidiary of the Swap Guarantor, a Swiss corporation. The obligations of the Swap Counterparty under the Swap Contract are fully and unconditionally guaranteed under a guaranty by the Swap Guarantor. The Swap
Guarantor was founded in Zurich, Switzerland in 1863 and since then has become one of the world's leading reinsurers. The Swap Guarantor and its reinsurance subsidiaries have over 70 offices in more than 30 countries. The Swap
Guarantor's headquarters are located at Mythenquai 50/60, CH-8022, Zurich,
Switzerland.

      On November 18, 2005, following the Swap Guarantor's announcement of its agreement to acquire GE Insurance Solutions (excluding its U.S. life and health business) from General Electric, S&P, Moody's and Fitch Ratings ("FITCH")
announced the following rating actions. S&P placed the Swap Guarantor and its rated core operating companies on CreditWatch with negative implications. S&P stated that if the transaction is completed as currently constituted, they expect the ratings on the Swap Guarantor and its core operating companies would be lowered to "AA-" with a stable outlook, but if the transaction does not proceed, the ratings on the Swap Guarantor would be affirmed. Moody's placed the
Swap Guarantor and its rated core subsidiaries on review for possible downgrade.
Moody's indicated that in the event the review process resulted in a downgrade of the Swap Guarantor's rating, such downgrade would highly likely be limited to one notch. Fitch placed the Swap Guarantor on Rating Watch Negative. The Swap
Guarantor currently has (i) a long-term counterparty credit rating of "AA
(CreditWatch negative)", an insurer financial strength rating of "AA
(CreditWatch negative)", a senior unsecured debt rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P, (ii) an insurance

                                       41

financial strength rating of "Aa2 (on review for possible downgrade)", a senior debt rating of "Aa2 (on review for possible downgrade)" and a short-term rating of "P-1" from Moody's and (iii) an insurer financial strength rating (Fitch initiated) of "AA+(Rating Watch Negative)" and a long-term issuer rating (Fitch initiated) of "AA+(Rating Watch Negative)" from Fitch.

      Various regulatory authorities, including the U.S. Securities and Exchange
Commission and State Attorneys General in the United States, including the New
York State Attorney General's office, State Insurance Departments in the United
States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. The Swap Guarantor is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. The Swap Guarantor has announced that it is cooperating fully with all requests for documents addressed to the Swap Guarantor. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as
"non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and the Swap Guarantor is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

      The information contained in the preceding three paragraphs has been provided by the Swap Guarantor and the Swap Counterparty for use in this free writing prospectus. Neither the Swap Guarantor nor the Swap Counterparty
undertakes any obligation to update such information. Neither the Swap Guarantor nor the Swap Counterparty makes any representation regarding the Offered
Certificates or the advisability of investing in the Offered Certificates and neither makes any representation regarding, nor has it participated in the preparation of, this free writing prospectus other than the information contained in the preceding three paragraphs.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

      The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00

                                       42

a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all
Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m.,
New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and
New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international
Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

                                       43

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4,
Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero.
After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class
1-A-1 Certificates exceeds the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 2, the amount of such excess will be applied to reduce the Certificate
Principal Balance of each class of Class 2-A Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED
LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       44

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan
Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau
Risk Score is unknown.

                                                       GROUP 1 MORTGAGE LOANS

                                        MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE LOAN PROGRAM          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

30-Year 6-month LIBOR ....         32     $  6,285,539     1.80%       $ 196,423     7.337%     358.58          568        74.2%
2/28 6-month LIBOR .......        461       86,396,485    24.79          187,411     8.232      358.10          580        77.2
2/28 6-month LIBOR -
   24-month Interest Only         133       33,123,816     9.50          249,051     7.406      358.36          622        80.8
2/28 6-month LIBOR -
   60-month Interest Only          61       13,102,296     3.76          214,792     7.402      358.08          621        81.0
3/27 6-month LIBOR .......        551       87,153,911    25.00          158,174     8.384      357.83          588        80.0
3/27 6-month LIBOR -
   36-month Interest Only         133       30,384,266     8.72          228,453     7.434      358.35          621        79.6
3/27 6-month LIBOR -
   60-month Interest Only          32        5,634,069     1.62          176,065     7.821      358.13          624        83.0
5/25 6-month LIBOR .......          1          248,291     0.07          248,291     7.125      355.00          735        90.0
5/25 6-month LIBOR -
   60-month Interest Only           1          110,697     0.03          110,697     5.875      349.00          728        90.0
15-Year Fixed ............         19        1,935,907     0.56          101,890     8.114      178.02          599        70.3
15-Year Fixed -
   Credit Comeback .......         11        1,086,785     0.31           98,799     8.790      179.00          607        74.5
20-Year Fixed ............          1          134,760     0.04          134,760     7.625      239.00          616        60.5
30-Year Fixed ............        344       56,979,640    16.35          165,638     7.787      357.64          610        78.2
30-Year Fixed -
   Credit Comeback .......        100       13,829,660     3.97          138,297     8.611      358.30          599        79.8
30-Year Fixed -
   60-month Interest Only          60       12,166,552     3.49          202,776     7.558      358.23          632        79.3
                              --------    ------------  -----------
      Total/Avg./Wtd. Avg.      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                                                A-1

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
ORIGINAL TERM (MONTHS)         LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

ARM 360 ..................      1,405     $262,439,371    75.29%       $ 186,790     8.012%     358.08          596        79.1%
Fixed 180 ................         30        3,022,693     0.87          100,756     8.357      178.37          602        71.8
Fixed 240 ................          1          134,760     0.04          134,760     7.625      239.00          616        60.5
Fixed 360 ................        504       82,975,852    23.80          164,635     7.891      357.84          611        78.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                   MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
PRINCIPAL BALANCES             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

$0.01 - $25,000.00 .......          2     $     32,522     0.01%       $  16,261    10.190%     197.77          546        65.8%
$25,000.01 - $50,000.00 ..         20          889,621     0.26           44,481     9.937      328.80          607        78.4
$50,000.01 - $75,000.00 ..        155        9,754,469     2.80           62,932     9.021      345.57          604        79.7
$75,000.01 - $100,000.00 .        146       12,805,410     3.67           87,708     8.666      350.65          601        79.2
$100,000.01 - $150,000.00         607       76,754,405    22.02          126,449     8.356      354.83          597        78.7
$150,000.01 - $200,000.00         377       65,500,928    18.79          173,743     8.092      357.59          595        79.6
$200,000.01 - $250,000.00         214       48,082,487    13.79          224,685     7.860      358.14          596        77.4
$250,000.01 - $300,000.00         170       46,602,392    13.37          274,132     7.674      358.24          604        79.0
$300,000.01 - $350,000.00         125       40,238,175    11.54          321,905     7.615      356.82          603        79.3
$350,000.01 - $400,000.00          95       35,668,398    10.23          375,457     7.561      357.84          606        80.6
$400,000.01 - $450,000.00          25       10,338,227     2.97          413,529     7.580      357.69          606        78.3
$450,000.01 - $500,000.00           4        1,905,641     0.55          476,410     7.417      359.00          597        66.8
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                                                A-2

                            STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
STATE                          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Alabama ..................         22     $  2,864,360     0.82%       $ 130,198     8.437%     358.08          612        85.3%
Alaska ...................          7        1,388,403     0.40          198,343     8.128      356.92          578        84.3
Arizona ..................         81       14,690,629     4.21          181,366     8.044      358.22          588        79.3
Arkansas .................         13        1,435,719     0.41          110,440     9.006      342.35          632        84.4
California ...............        322       85,627,024    24.57          265,922     7.341      357.53          610        76.2
Colorado .................         15        2,338,045     0.67          155,870     7.898      358.93          594        84.1
Connecticut ..............         42        7,834,078     2.25          186,526     8.023      355.57          596        80.0
Delaware .................          2          551,588     0.16          275,794     8.336      355.08          554        84.6
District of Columbia .....          4        1,041,189     0.30          260,297     8.001      358.41          607        84.8
Florida ..................        109       16,420,519     4.71          150,647     8.534      358.02          592        78.9
Georgia ..................         93       13,430,529     3.85          144,414     8.469      358.38          592        81.9
Hawaii ...................          8        2,222,473     0.64          277,809     7.648      358.65          589        71.4
Idaho ....................          9        1,409,465     0.40          156,607     8.201      358.42          605        81.4
Illinois .................         97       15,407,556     4.42          158,841     8.429      358.17          595        81.1
Indiana ..................         25        2,285,475     0.66           91,419     8.316      357.87          618        83.5
Iowa .....................          7          781,172     0.22          111,596     8.706      357.85          597        80.6
Kansas ...................          9        1,060,760     0.30          117,862     9.304      347.88          599        82.7
Kentucky .................          8          941,444     0.27          117,681     9.353      357.66          594        86.1
Louisiana ................          2          129,958     0.04           64,979     9.161      246.96          588        70.4
Maine ....................          6        1,011,030     0.29          168,505     8.182      358.76          624        81.3
Maryland .................         91       18,972,271     5.44          208,486     7.942      358.51          588        76.9
Massachusetts ............         69       16,442,455     4.72          238,296     7.643      357.98          582        75.4
Michigan .................         55        6,237,060     1.79          113,401     8.956      357.97          600        83.0
Minnesota ................         38        6,789,038     1.95          178,659     8.051      358.42          615        79.6
Mississippi ..............          1           89,000     0.03           89,000     8.750      354.00          576       100.0
Missouri .................         15        1,630,154     0.47          108,677     8.878      358.24          602        83.3
Montana ..................          2          247,143     0.07          123,571     8.267      359.00          589        83.8
Nebraska .................          1          127,430     0.04          127,430     8.950      359.00          602        72.9
Nevada ...................         43        9,488,344     2.72          220,659     7.901      358.29          603        81.1
New Hampshire ............          7        1,291,154     0.37          184,451     7.671      358.89          555        82.0
New Jersey ...............         89       17,702,445     5.08          198,904     8.369      357.84          578        77.5
New Mexico ...............         15        2,111,570     0.61          140,771     8.445      357.94          595        82.5
New York .................         94       21,663,883     6.22          230,467     7.677      357.01          612        77.6
North Carolina ...........         74        9,638,887     2.77          130,255     8.465      357.80          604        83.4
Ohio .....................         26        2,812,864     0.81          108,187     8.822      358.21          599        83.9
Oklahoma .................         10          794,549     0.23           79,455     8.564      356.64          599        86.6
Oregon ...................         20        3,333,839     0.96          166,692     7.657      358.00          622        80.0
Pennsylvania .............         41        5,345,742     1.53          130,384     8.404      354.12          581        79.3
Rhode Island .............         11        1,890,772     0.54          171,888     7.458      358.91          591        79.7
South Carolina ...........         26        3,410,966     0.98          131,191     8.722      354.35          593        85.1
Tennessee ................         30        3,535,291     1.01          117,843     8.629      342.92          598        82.6
Texas ....................        164       18,304,417     5.25          111,612     8.519      341.14          598        80.6
Utah .....................         11        1,574,047     0.45          143,095     8.056      355.95          589        79.6
Vermont ..................          4          662,835     0.19          165,709     7.816      359.00          578        75.9
Virginia .................         40        7,764,304     2.23          194,108     8.064      355.44          595        81.5
Washington ...............         58       10,693,373     3.07          184,369     7.918      355.94          616        80.5
West Virginia ............         10        1,361,267     0.39          136,127     7.998      349.51          600        78.4
Wisconsin ................         14        1,786,161     0.51          127,583     8.774      358.73          591        82.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                                                A-3

                                         LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATIOS (%)                     LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

50.00 or Less ............         36     $  6,207,919     1.78%       $ 172,442     7.266%     358.61          596        40.0%
50.01 - 55.00 ............         34        5,482,027     1.57          161,236     7.357      356.33          592        53.1
55.01 - 60.00 ............         57       10,091,653     2.90          177,047     7.857      352.96          570        58.3
60.01 - 65.00 ............         91       15,423,244     4.42          169,486     7.650      348.61          587        62.9
65.01 - 70.00 ............        113       19,324,511     5.54          171,013     7.808      353.29          581        68.6
70.01 - 75.00 ............        194       37,159,670    10.66          191,545     7.946      357.26          584        73.7
75.01 - 80.00 ............        727      127,837,396    36.67          175,842     7.859      356.55          609        79.5
80.01 - 85.00 ............        265       52,757,662    15.14          199,086     8.134      357.57          587        84.0
85.01 - 90.00 ............        297       56,179,233    16.12          189,156     8.168      357.77          613        89.4
90.01 - 95.00 ............         74       11,735,637     3.37          158,590     8.908      357.85          602        94.4
95.01 - 100.00 ...........         52        6,373,723     1.83          122,572     9.044      356.55          618        99.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                        CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATES (%)                      LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

4.501 - 5.000 ............          2     $    429,433     0.12%       $ 214,717     5.000%     359.00          585        64.3%
5.001 - 5.500 ............          3          913,547     0.26          304,516     5.379      356.39          634        68.8
5.501 - 6.000 ............         36        9,411,447     2.70          261,429     5.887      357.26          622        74.8
6.001 - 6.500 ............         86       20,706,858     5.94          240,777     6.347      357.79          628        75.9
6.501 - 7.000 ............        213       49,575,597    14.22          232,749     6.849      355.96          618        76.5
7.001 - 7.500 ............        272       55,690,294    15.98          204,744     7.329      357.22          614        78.1
7.501 - 8.000 ............        397       67,433,721    19.35          169,858     7.808      356.51          610        78.2
8.001 - 8.500 ............        263       44,397,179    12.74          168,811     8.304      355.34          589        80.5
8.501 - 9.000 ............        248       39,738,356    11.40          160,235     8.793      357.39          580        80.9
9.001 - 9.500 ............        146       21,936,707     6.29          150,251     9.296      355.90          567        80.5
9.501 - 10.000 ...........        129       19,452,859     5.58          150,797     9.782      354.26          570        82.7
10.001 - 10.500 ..........         62        8,757,133     2.51          141,244    10.298      356.39          559        82.2
10.501 - 11.000 ..........         43        5,674,895     1.63          131,974    10.763      356.15          570        85.6
11.001 - 11.500 ..........         21        2,110,949     0.61          100,521    11.289      357.13          548        84.4
11.501 - 12.000 ..........          8        1,166,091     0.33          145,761    11.813      358.90          529        86.1
12.001 - 12.500 ..........          7        1,033,993     0.30          147,713    12.166      357.88          566        82.5
12.501 - 13.000 ..........          1           34,272     0.01           34,272    13.000      296.00          582        80.0
13.001 - 13.500 ..........          2           57,769     0.02           28,885    13.291      299.88          542        65.0
13.501 - 14.000 ..........          1           51,573     0.01           51,573    13.750      297.00          540        75.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                                                A-4

                                    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGED PROPERTY TYPE        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Single Family Residence ..      1,479     $262,001,029    75.16%       $ 177,147     7.943%     356.18          597        78.8%
Planned Unit Development .        229       43,464,552    12.47          189,802     8.027      356.72          600        81.1
Low-Rise Condominium .....        160       26,479,698     7.60          165,498     8.372      357.50          604        80.3
Two Family Home ..........         46       10,848,772     3.11          235,843     7.958      357.46          633        76.9
Three Family Home ........         14        3,527,402     1.01          251,957     7.429      357.67          626        65.8
High-Rise Condominium ....          6        1,182,025     0.34          197,004     8.604      357.71          628        76.2
Four Family Home .........          6        1,069,197     0.31          178,200     8.855      359.00          627        73.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                            LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
LOAN PURPOSE                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Refinance - Cash Out .....      1,376     $263,596,475    75.62%       $ 191,567     7.937%     356.43          592        77.7%
Purchase .................        446     $ 65,507,220    18.79          146,877     8.221      357.36          624        83.5
Refinance - Rate/Term ....        118     $ 19,468,980     5.59          164,991     7.856      353.01          611        81.1
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                           OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
OCCUPANCY TYPE                 LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Owner Occupied ...........      1,793     $326,101,609    93.55%       $ 181,875     7.955%     356.53          596        78.8%
Investment Property ......        105       16,098,549     4.62          153,320     8.372      353.82          656        80.6
Second Home ..............         42        6,372,517     1.83          151,727     8.607      357.10          625        81.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                                                A-5

                                 REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

  0 - 120 ................          2     $     43,479     0.01%       $  21,739     9.369%      81.33          573        61.9%
121 - 180 ................         29        3,011,683     0.86          103,851     8.358      178.88          602        71.8
181 - 300 ................          6          305,175     0.09           50,862    10.236      267.32          590        67.9
301 - 360 ................      1,903      345,212,339    99.04          181,404     7.981      358.08          599        79.0
                              --------    ------------  -----------
      Total/Avg./Wtd. Avg.      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                       LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
LOAN DOCUMENTATION TYPE        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Full Documentation .......      1,378     $240,471,632    68.99%       $ 174,508     7.888%     356.75          595        80.0%
Stated Income ............        562      108,101,043    31.01          192,351     8.204      355.66          610        76.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF CREDIT BUREAU        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RISK SCORES                    LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

801 - 820 ................          1     $    211,194     0.06%       $ 211,194     7.500%     357.00          808        90.0%
781 - 800 ................          5          948,758     0.27          189,752     8.592      358.55          786        85.0
761 - 780 ................          9        1,454,819     0.42          161,647     7.212      356.49          773        78.2
741 - 760 ................         11        1,868,927     0.54          169,902     7.668      357.19          747        75.5
721 - 740 ................         32        6,275,423     1.80          196,107     7.656      357.38          731        83.3
701 - 720 ................         52        9,365,048     2.69          180,097     7.410      357.12          709        78.8
681 - 700 ................         44        8,754,836     2.51          198,974     7.251      357.81          691        80.0
661 - 680 ................         88       16,106,145     4.62          183,024     7.340      356.56          670        80.3
641 - 660 ................        141       24,821,873     7.12          176,042     7.551      357.26          649        80.5
621 - 640 ................        184       31,806,484     9.12          172,861     7.558      353.85          630        78.8
601 - 620 ................        296       54,453,029    15.62          183,963     7.666      355.64          610        79.7
581 - 600 ................        299       55,346,186    15.88          185,104     7.858      356.01          590        81.1
561 - 580 ................        304       55,153,745    15.82          181,427     8.159      357.14          570        79.6
541 - 560 ................        225       38,287,783    10.98          170,168     8.594      355.82          550        76.9
521 - 540 ................        157       27,479,523     7.88          175,029     8.886      358.11          531        74.1
501 - 520 ................         86       15,176,459     4.35          176,470     9.052      358.27          512        74.2
500 or Less ..............          6        1,062,442     0.30          177,074     8.724      358.76          495        74.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

____________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                                                A-6

                                       CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
CREDIT GRADE CATEGORY          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

A ........................      1,519     $273,994,984    78.60%       $ 180,379     7.905%     356.69          607        80.2%
A- .......................        122       22,769,584     6.53          186,636     8.095      353.02          575        77.1
B ........................        181       33,762,000     9.69          186,530     8.313      357.23          571        74.7
C ........................         83       12,604,863     3.62          151,866     8.666      354.24          563        70.3
C- .......................         26        3,875,676     1.11          149,064     8.103      356.06          590        73.4
D ........................          9        1,565,569     0.45          173,952     7.811      358.43          567        67.3
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                      PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 ........................        789     $127,341,057    36.53%       $ 161,396     8.363%     355.48          593        79.2%
12 .......................        120       25,080,950     7.20          209,008     7.902      356.37          605        77.7
24 .......................        574      115,604,501    33.17          201,402     7.772      357.64          595        78.7
30 .......................          3          784,911     0.23          261,637     7.267      359.00          694        80.0
36 .......................        454       79,761,256    22.88          175,686     7.727      356.13          613        79.3
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                       RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1
                                 ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                             WEIGHTED                                                                        WEIGHTED
                             AVERAGE                            PERCENT OF                        WEIGHTED   AVERAGE   WEIGHTED
                            MONTHS TO    NUMBER    AGGREGATE     AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT   AVERAGE
                               NEXT        OF      PRINCIPAL     PRINCIPAL    CURRENT   AVERAGE   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO          ADJUSTMENT  MORTGAGE    BALANCE       BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
NEXT ADJUSTMENT DATE           DATE      LOANS    OUTSTANDING   OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE     RATIO
--------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ....................       5          38    $  6,504,819      2.48%    $ 171,179   7.513%    356.50      568       74.1%
13 - 18 ..................      18          38       7,944,971      3.03       209,078   7.650     353.55      612       82.0
19 - 24 ..................      23         612     124,479,859     47.43       203,398   7.955     358.55      594       78.3
25 - 31 ..................      30         128      19,482,116      7.42       152,204   7.836     354.05      600       82.0
32 - 37 ..................      35         587     103,668,617     39.50       176,608   8.177     358.73      597       79.7
38 or Greater ............      53           2         358,988      0.14       179,494   6.740     353.15      733       90.0
                                        --------  ------------  -----------
   Total/Avg./Wtd. Avg. ..               1,405    $262,439,371    100.00%
                                        ========  ============  ===========

                                                                A-7

                                    GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF GROSS                MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MARGINS (%)                    LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

2.001 - 3.000 ............          3     $    605,904     0.23%       $ 201,968     7.407%     356.73          601        85.5%
3.001 - 4.000 ............         12        2,209,191     0.84          184,099     7.277      358.87          572        68.3
4.001 - 5.000 ............         31        6,299,238     2.40          203,201     6.716      358.64          602        69.4
5.001 - 6.000 ............        310       62,348,517    23.76          201,124     7.386      358.35          600        75.7
6.001 - 7.000 ............        481       96,465,531    36.76          200,552     7.863      358.11          602        79.7
7.001 - 8.000 ............        389       67,473,405    25.71          173,453     8.490      357.92          592        81.7
8.001 - 9.000 ............        149       24,096,505     9.18          161,722     9.089      357.76          575        81.5
9.001 - 10.000 ...........         27        2,704,920     1.03          100,182     9.783      355.91          568        85.1
10.001 - 11.000 ..........          3          236,159     0.09           78,720    10.296      354.46          544        84.7
                              --------    ------------  -----------
   Total/Avg./Wtd Avg. ...      1,405     $262,439,371   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.752%.

                                MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MAXIMUM              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

11.501 - 12.000 ..........          3     $    540,130     0.21%       $ 180,043     5.179%     356.95          614        69.6%
12.001 - 12.500 ..........         10        2,468,146     0.94          246,815     6.089      358.13          605        76.5
12.501 - 13.000 ..........         56       13,908,082     5.30          248,359     6.296      357.82          614        74.7
13.001 - 13.500 ..........         83       18,431,610     7.02          222,068     6.647      357.95          624        76.6
13.501 - 14.000 ..........        187       40,833,373    15.56          218,360     7.105      357.88          612        76.5
14.001 - 14.500 ..........        211       43,920,041    16.74          208,152     7.489      358.12          609        78.6
14.501 - 15.000 ..........        248       44,358,421    16.90          178,865     7.941      358.15          604        78.9
15.001 - 15.500 ..........        158       28,480,300    10.85          180,255     8.434      358.08          581        80.9
15.501 - 16.000 ..........        160       26,819,304    10.22          167,621     8.865      358.32          575        81.3
16.001 - 16.500 ..........         98       14,589,008     5.56          148,867     9.345      358.29          564        81.6
16.501 - 17.000 ..........         88       14,158,985     5.40          160,898     9.791      358.57          565        83.0
17.001 - 17.500 ..........         41        6,179,315     2.35          150,715    10.330      358.59          552        82.3
17.501 - 18.000 ..........         32        4,261,154     1.62          133,161    10.760      357.46          573        86.2
18.001 - 18.500 ..........         13        1,442,485     0.55          110,960    11.243      358.05          552        85.2
18.501 - 19.000 ..........          7        1,050,562     0.40          150,080    11.825      359.00          527        86.2
19.001 - 19.500 ..........          6          854,842     0.33          142,474    12.148      357.65          555        83.0
Greater than 19.500 ......          4          143,614     0.05           35,903    13.386      297.92          551        72.2
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,405     $262,439,371   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.841%.

                                                                A-8

                              INITIAL PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
INITIAL PERIODIC              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATE CAP (%)                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

1.000 ....................         38     $  7,438,318     2.83%       $ 195,745     7.420%     358.61          580        75.0%
1.500 ....................      1,059      197,700,702    75.33          186,686     8.052      358.10          594        79.4
2.000 ....................         12        2,457,261     0.94          204,772     7.341      357.58          651        78.1
3.000 ....................        295       54,732,393    20.86          185,534     7.985      357.96          601        78.7
5.000 ....................          1          110,697     0.04          110,697     5.875      349.00          728        90.0
                              --------    ------------  -----------
   Total/Avg./Wtd.Avg. ...      1,405     $262,439,371   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.805%.

                             SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
SUBSEQUENT PERIODIC           MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATE CAP (%)                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

1.000 ....................        287     $ 53,467,949    20.37%       $ 186,299     7.902%     358.00          598        78.6%
1.500 ....................      1,117      208,779,698    79.55          186,911     8.041      358.10          595        79.3
2.000 ....................          1          191,724     0.07          191,724     7.675      358.00          618        80.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,405     $262,439,371   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 1
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.398%.

                                MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MINIMUM              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

3.001 - 4.000 ............          1     $    110,697     0.04%       $ 110,697     5.875%     349.00          728        90.0%
4.001 - 5.000 ............          2          429,433     0.16          214,717     5.000      359.00          585        64.3
5.001 - 6.000 ............         40        9,861,669     3.76          246,542     6.049      357.74          613        74.6
6.001 - 7.000 ............        231       52,885,484    20.15          228,941     6.767      357.87          618        76.2
7.001 - 8.000 ............        456       89,580,004    34.13          196,447     7.598      358.16          608        78.1
8.001 - 9.000 ............        364       62,569,169    23.84          171,893     8.554      358.15          582        81.3
9.001 - 10.000 ...........        203       32,506,509    12.39          160,131     9.542      358.41          566        82.0
Greater than 10.000 ......        108       14,496,406     5.52          134,226    10.789      357.52          556        83.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,405     $262,439,371   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.976%.

                                                                A-9

                                NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
NEXT ADJUSTMENT DATE           LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

March 2006 ...............          2     $     79,662     0.03%       $  39,831    11.631%     301.00          591        68.4%
April 2006 ...............          2           55,785     0.02           27,892    12.373      289.06          563        74.2
May 2006 .................          1           51,573     0.02           51,573    13.750      297.00          540        75.0
June 2006 ................          1          182,235     0.07          182,235     7.625      358.00          519        84.9
July 2006 ................         30        5,644,971     2.15          188,166     7.460      358.66          568        73.5
August 2006 ..............          2          490,594     0.19          245,297     6.202      354.00          586        78.0
May 2007 .................          1           57,822     0.02           57,822     7.800      351.00          675       100.0
June 2007 ................          2          534,776     0.20          267,388     7.976      352.00          650        87.2
July 2007 ................         11        2,299,697     0.88          209,063     7.748      353.00          605        80.6
August 2007 ..............         24        5,052,676     1.93          210,528     7.569      354.00          611        81.8
September 2007 ...........         11        2,270,047     0.86          206,368     7.657      355.00          580        84.2
October 2007 .............         11        2,177,842     0.83          197,986     7.404      356.00          587        80.9
November 2007 ............         32        6,100,092     2.32          190,628     7.747      357.21          597        79.0
December 2007 ............        163       30,830,790    11.75          189,146     7.884      358.04          606        79.4
January 2008 .............        395       83,101,089    31.66          210,383     8.020      359.00          589        77.6
June 2008 ................          1          124,350     0.05          124,350    10.050      352.00          508        80.0
July 2008 ................         17        3,068,860     1.17          180,521     7.593      353.00          612        84.3
August 2008 ..............         80       11,988,791     4.57          149,860     7.913      354.00          597        82.3
September 2008 ...........         30        4,300,115     1.64          143,337     7.729      355.00          602        79.7
October 2008 .............          6        1,138,414     0.43          189,736     7.216      356.00          598        83.2
November 2008 ............         19        2,918,109     1.11          153,585     8.048      357.09          622        83.2
December 2008 ............        123       20,085,084     7.65          163,293     8.123      358.03          602        79.5
January 2009 .............        438       79,355,010    30.24          181,176     8.210      359.00          595        79.7
February 2009 ............          1          172,000     0.07          172,000     7.875      360.00          643        46.5
March 2010 ...............          1          110,697     0.04          110,697     5.875      349.00          728        90.0
September 2010 ...........          1          248,291     0.09          248,291     7.125      355.00          735        90.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,405     $262,439,371   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is May 2008.

                                        INTEREST ONLY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
INTEREST ONLY PERIOD          MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 ........................      1,520     $254,050,979    72.88%       $ 167,139     8.183%     355.72          591        78.4%
24 .......................        133       33,123,816     9.50          249,051     7.406      358.36          622        80.8
36 .......................        133       30,384,266     8.72          228,453     7.434      358.35          621        79.6
60 .......................        154       31,013,614     8.90          201,387     7.534      358.12          626        80.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      1,940     $348,572,675   100.00%
                              ========    ============  ===========

                                                                A-10

                                                       GROUP 2 MORTGAGE LOANS

                                        MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE LOAN PROGRAM          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

30-Year 6-month LIBOR ....         20     $  4,753,898     0.83%       $ 237,695     7.941%     358.39          601        84.7%
2/28 6-month LIBOR .......        611      107,492,670    18.74          175,929     8.183      358.30          618        80.6
2/28 6-month LIBOR -
   24-month Interest Only         409      104,253,106    18.18          254,898     7.581      358.68          637        80.1
2/28 6-month LIBOR -
   60-month Interest Only          99       23,853,703     4.16          240,946     7.713      358.27          639        81.2
3/27 6-month LIBOR .......        717      117,198,820    20.43          163,457     8.181      358.22          617        80.2
3/27 6-month LIBOR -
   36-month Interest Only         277       67,216,754    11.72          242,660     7.766      358.24          633        80.7
3/27 6-month LIBOR -
   60-month Interest Only          37        8,243,815     1.44          222,806     7.992      358.12          627        81.3
15-Year Fixed ............         20        1,658,420     0.29           82,921     7.791      174.70          589        42.2
15-Year Fixed -
   Credit Comeback .......          9        1,104,722     0.19          122,747     8.318      179.00          609        75.1
30-Year Fixed ............        420       78,403,511    13.67          186,675     7.495      358.07          619        73.0
30-Year Fixed -
   Credit Comeback .......        219       39,172,236     6.83          178,869     8.250      358.67          591        77.3
30-Year Fixed -
   60-month Interest Only          79       20,096,952     3.50          254,392     7.117      358.42          628        76.3
30/15 Fixed Balloon ......          1          129,502     0.02          129,502    10.750      178.00          506        80.0
                              --------    ------------  -----------
      Total/Avg./Wtd. Avg.      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
ORIGINAL TERM (MONTHS)         LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

ARM 360 ..................      2,170     $433,012,765    75.49%       $ 199,545     7.940%     358.36          626        80.5%
Fixed 180 ................         30        2,892,644     0.50           96,421     8.125      176.49          593        56.5
Fixed 360 ................        718      137,672,699    24.00          191,745     7.654      358.29          612        74.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                                                A-11

                                  MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
PRINCIPAL BALANCES             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

$0.01 - $25,000.00 .......          5     $     75,859     0.01%       $  15,172    11.260%     194.38          602        59.3%
$25,000.01 - $50,000.00 ..         35        1,553,419     0.27           44,383     9.339      316.19          596        61.4
$50,000.01 - $75,000.00 ..        179       11,270,223     1.96           62,962     9.122      350.04          614        77.7
$75,000.01 - $100,000.00 .        173       15,042,975     2.62           86,954     8.476      357.35          614        72.2
$100,000.01 - $ 150,000.00        909      115,994,408    20.22          127,607     8.128      357.05          617        78.3
$150,000.01 - $ 200,000.00        606      105,279,718    18.35          173,729     7.932      358.19          622        78.9
$200,000.01 - $ 250,000.00        349       77,782,328    13.56          222,872     7.817      357.53          623        78.8
$250,000.01 - $ 300,000.00        215       59,205,276    10.32          275,373     7.691      356.85          624        79.9
$300,000.01 - $ 350,000.00        140       45,455,536     7.92          324,682     7.737      358.49          633        80.2
$350,000.01 - $ 400,000.00        101       38,076,848     6.64          376,998     7.782      358.32          628        81.7
$400,000.01 - $ 450,000.00         74       31,595,009     5.51          426,960     7.639      358.19          614        80.9
$450,000.01 - $ 500,000.00         68       32,325,648     5.64          475,377     7.740      358.26          626        78.8
$500,000.01 - $ 550,000.00         25       13,075,841     2.28          523,034     7.446      357.88          621        83.3
$550,000.01 - $ 600,000.00         11        6,305,923     1.10          573,266     7.379      357.08          631        79.4
$600,000.01 - $ 650,000.00          7        4,423,393     0.77          631,913     7.079      358.00          627        79.7
$650,000.01 - $ 700,000.00          7        4,727,563     0.82          675,366     7.265      357.70          639        79.6
$700,000.01 - $ 750,000.00          6        4,383,974     0.76          730,662     6.966      359.00          629        68.5
$750,000.01 - $ 800,000.00          3        2,283,555     0.40          761,185     7.380      357.01          642        72.4
$800,000.01 - $ 850,000.00          2        1,663,000     0.29          831,500     6.062      356.01          595        74.0
Greater than $ 900,000.00           3        3,057,613     0.53        1,019,204     7.249      358.69          621        70.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                                                A-12

                           STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
STATE                          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Alabama ..................         19     $  2,495,205     0.44%       $ 131,327     8.642%     358.80          617        83.9%
Alaska ...................          9        2,441,583     0.43          271,287     8.675      357.19          609        89.5
Arizona ..................        143       28,245,323     4.92          197,520     7.917      357.29          622        78.3
Arkansas .................          6          524,038     0.09           87,340     8.972      351.05          631        89.3
California ...............        440      138,426,353    24.13          314,605     7.342      357.41          626        75.8
Colorado .................         71       11,882,085     2.07          167,353     7.689      358.41          624        79.3
Connecticut ..............         40        7,082,046     1.23          177,051     7.789      358.55          605        77.2
Delaware .................         10        1,388,574     0.24          138,857     8.214      352.24          628        78.5
District of Columbia .....          8        1,982,062     0.35          247,758     8.092      358.67          653        78.5
Florida ..................        332       58,645,200    10.22          176,642     8.223      357.28          624        79.8
Georgia ..................        109       15,931,546     2.78          146,161     8.124      357.66          621        81.1
Hawaii ...................         21        6,525,369     1.14          310,732     7.042      358.46          648        76.9
Idaho ....................         20        3,258,819     0.57          162,941     8.479      358.78          597        80.6
Illinois .................        132       24,435,006     4.26          185,114     8.185      358.41          620        81.0
Indiana ..................         32        4,359,591     0.76          136,237     8.727      358.07          621        85.4
Iowa .....................         13        1,431,469     0.25          110,113     7.985      359.00          630        81.3
Kansas ...................         10          979,087     0.17           97,909     8.792      358.79          618        82.7
Kentucky .................         10        1,341,609     0.23          134,161     8.210      358.70          613        82.5
Louisiana ................          4          486,207     0.08          121,552     8.010      358.00          623        93.1
Maine ....................          5          613,601     0.11          122,720     7.915      359.00          626        76.1
Maryland .................         69       15,866,277     2.77          229,946     7.862      358.77          615        75.1
Massachusetts ............         50       11,060,939     1.93          221,219     7.953      358.58          609        78.4
Michigan .................         79        9,981,502     1.74          126,348     8.514      358.41          620        82.8
Minnesota ................         37        7,074,781     1.23          191,210     7.894      358.62          626        80.4
Mississippi ..............          6          678,605     0.12          113,101     7.751      359.00          599        85.9
Missouri .................         37        4,303,177     0.75          116,302     8.752      357.89          602        83.0
Montana ..................          8        1,471,518     0.26          183,940     8.868      358.12          636        83.1
Nebraska .................          1          204,894     0.04          204,894     7.500      358.00          656        90.0
Nevada ...................        109       23,697,919     4.13          217,412     7.927      357.74          623        82.1
New Hampshire ............         21        3,699,790     0.65          176,180     7.772      358.94          607        75.3
New Jersey ...............         85       20,174,152     3.52          237,343     7.986      358.22          619        76.5
New Mexico ...............         19        2,948,923     0.51          155,206     7.995      358.86          616        79.9
New York .................         89       25,136,780     4.38          282,436     7.501      356.77          626        76.0
North Carolina ...........         78       11,668,283     2.03          149,593     8.458      358.37          601        82.5
North Dakota .............          5          424,348     0.07           84,870     7.751      359.00          604        82.7
Ohio .....................         42        5,537,709     0.97          131,850     8.339      353.78          616        82.9
Oklahoma .................         16        1,827,515     0.32          114,220     8.526      358.05          622        81.7
Oregon ...................         42        6,910,859     1.20          164,544     7.672      355.35          622        80.0
Pennsylvania .............         60        8,135,407     1.42          135,590     8.143      356.64          612        83.5
Rhode Island .............          7        1,126,623     0.20          160,946     7.714      359.00          607        64.0
South Carolina ...........         23        3,384,685     0.59          147,160     8.519      358.03          610        86.3
South Dakota .............          2          267,026     0.05          133,513     7.631      356.88          623        82.2
Tennessee ................         55        7,653,376     1.33          139,152     8.104      351.88          636        82.6
Texas ....................        246       31,370,550     5.47          127,523     8.356      355.83          622        81.1
Utah .....................         40        6,306,887     1.10          157,672     8.096      358.69          629        81.6
Vermont ..................          2          442,065     0.08          221,033     7.412      359.00          542        80.0
Virginia .................         85       18,810,343     3.28          221,298     7.986      354.85          624        80.1
Washington ...............        126       25,031,183     4.36          198,660     7.531      358.57          627        80.8
West Virginia ............         13        1,568,870     0.27          120,682     8.490      358.69          605        76.0
Wisconsin ................         27        3,661,540     0.64          135,613     8.715      357.92          610        80.9
Wyoming ..................          5          676,807     0.12          135,361     7.850      358.73          621        80.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                                                A-13

                                        LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATIOS (%)                     LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

50.00 or Less ............        168     $ 24,176,781     4.22%       $ 143,909     7.536%     348.26          600        39.2%
50.01 - 55.00 ............         44        6,876,420     1.20          156,282     7.505      353.56          613        52.6
55.01 - 60.00 ............         46        8,972,572     1.56          195,056     7.583      356.89          610        58.5
60.01 - 65.00 ............         57        9,952,683     1.74          174,608     7.717      357.79          594        62.8
65.01 - 70.00 ............         88       21,539,512     3.76          244,767     7.621      357.78          603        68.8
70.01 - 75.00 ............        194       40,430,028     7.05          208,402     7.796      358.35          605        74.1
75.01 - 80.00 ............      1,538      301,861,091    52.63          196,269     7.815      357.86          633        79.8
80.01 - 85.00 ............        208       45,082,377     7.86          216,742     7.816      357.51          608        84.0
85.01 - 90.00 ............        382       82,392,874    14.36          215,688     8.056      358.30          617        89.5
90.01 - 95.00 ............        110       19,872,657     3.46          180,661     8.650      357.80          616        94.6
95.01 - 100.00 ...........         83       12,421,114     2.17          149,652     8.904      356.51          642        99.8
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                        CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATES (%)                      LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

5.001 - 5.500 ............          1     $    516,434     0.09%       $ 516,434     5.500%     359.00          584        69.0%
5.501 - 6.000 ............         29        8,144,629     1.42          280,849     5.897      357.68          635        73.8
6.001 - 6.500 ............        107       30,052,337     5.24          280,863     6.352      357.70          646        77.1
6.501 - 7.000 ............        341       83,238,392    14.51          244,101     6.838      357.15          631        75.7
7.001 - 7.500 ............        460      103,789,025    18.10          225,628     7.323      357.59          631        77.9
7.501 - 8.000 ............        773      147,541,424    25.72          190,869     7.792      357.43          623        79.4
8.001 - 8.500 ............        430       75,098,833    13.09          174,648     8.297      357.20          618        78.9
8.501 - 9.000 ............        344       59,437,139    10.36          172,782     8.790      357.93          613        81.7
9.001 - 9.500 ............        158       26,464,003     4.61          167,494     9.283      356.98          603        81.8
9.501 - 10.000 ...........        137       21,631,111     3.77          157,891     9.769      357.87          600        83.6
10.001 - 10.500 ..........         50        6,914,855     1.21          138,297    10.274      358.41          591        80.8
10.501 - 11.000 ..........         43        4,601,653     0.80          107,015    10.784      350.73          571        83.7
11.001 - 11.500 ..........         26        3,812,206     0.66          146,623    11.302      358.99          576        85.0
11.501 - 12.000 ..........          9        1,366,720     0.24          151,858    11.852      359.00          602        92.8
12.001 - 12.500 ..........          4          395,043     0.07           98,761    12.353      350.08          577        84.0
12.501 - 13.000 ..........          3          316,631     0.06          105,544    12.818      359.18          546        80.6
13.001 - 13.500 ..........          2          202,796     0.04          101,398    13.369      352.02          513        74.5
13.501 - 14.000 ..........          1           54,878     0.01           54,878    13.700      358.00          533        90.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                                                A-14

                                    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGED PROPERTY TYPE        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Single Family Residence ..      2,061     $397,384,411    69.28%       $ 192,811     7.840%     357.29          622        78.7%
Planned Unit Development .        515      108,561,952    18.93          210,800     7.868      357.54          620        80.4
Low-Rise Condominium .....        238       43,328,965     7.55          182,054     8.071      358.38          629        80.9
Two Family Home ..........         56       14,016,269     2.44          250,291     7.882      357.56          627        75.9
Manufactured Housing (1) .         22        3,632,241     0.63          165,102     8.218      357.39          640        68.0
Three Family Home ........         10        3,235,653     0.56          323,565     7.930      355.47          642        65.4
High-Rise Condominium ....         12        2,465,470     0.43          205,456     9.293      358.35          629        81.8
Four Family Home .........          4          953,147     0.17          238,287     7.896      359.00          638        59.4
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

____________
(1)   Treated as real property.

                                            LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
LOAN PURPOSE                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Purchase .................      1,591     $304,356,056    53.06%       $ 191,299     8.037%     358.31          632        81.5%
Refinance - Cash Out .....      1,226      252,444,803    44.01          205,909     7.698      356.76          611        75.9
Refinance - Rate/Term ....        101       16,777,249     2.93          166,111     7.534      351.25          620        77.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                           OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
OCCUPANCY TYPE                 LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Owner Occupied ...........      2,793     $556,743,815    97.07%       $ 199,335     7.852%     357.49          622        79.0%
Investment Property ......        102       13,907,442     2.42          136,347     8.588      354.82          640        77.6
Second Home ..............         23        2,926,852     0.51          127,254     8.335      356.44          637        79.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                                                A-15

                                  REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF REMAINING            MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
TERMS (MONTHS)                 LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 - 120 ..................          4     $     72,453     0.01%       $  18,113     9.393%      87.98          611        54.7%
121 - 180 ................         26        2,820,191     0.49          108,469     8.092      178.76          593        56.5
181 - 300 ................          7          252,119     0.04           36,017     9.631      272.70          603        69.0
301 - 360 ................      2,881      570,433,345    99.45          197,998     7.871      358.38          622        79.1
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                       LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
LOAN DOCUMENTATION TYPE        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Full Documentation .......      1,894     $351,717,072    61.32%       $ 185,701     7.770%     357.16          611        79.3%
Stated Income ............      1,023      221,731,647    38.66          216,746     8.037      357.84          640        78.5
Streamlined ..............          1          129,389     0.02          129,389     6.750      359.00          592        77.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF CREDIT BUREAU        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RISK SCORES                    LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

781 - 800 ................          3     $    829,316     0.14%       $ 276,439     6.606%     354.91          786        75.1%
761 - 780 ................          2          737,000     0.13          368,500     6.822      359.00          763        76.8
741 - 760 ................          9        2,286,234     0.40          254,026     7.039      357.72          747        78.7
721 - 740 ................         19        4,371,211     0.76          230,064     7.328      348.99          729        76.7
701 - 720 ................         38        9,200,544     1.60          242,120     7.820      358.57          709        79.7
681 - 700 ................        158       35,760,623     6.23          226,333     7.548      358.06          689        80.1
661 - 680 ................        281       57,005,653     9.94          202,867     7.658      357.47          669        80.3
641 - 660 ................        439       89,638,220    15.63          204,187     7.685      358.02          650        78.8
621 - 640 ................        487       97,112,599    16.93          199,410     7.808      357.94          631        80.8
601 - 620 ................        506       96,415,316    16.81          190,544     7.794      358.21          611        81.0
581 - 600 ................        502       89,669,719    15.63          178,625     7.918      357.12          591        77.6
561 - 580 ................        248       46,545,055     8.11          187,682     8.329      355.90          572        78.0
541 - 560 ................        105       20,604,142     3.59          196,230     8.656      354.18          550        74.7
521 - 540 ................         66       13,157,517     2.29          199,356     8.665      358.51          530        69.9
501 - 520 ................         55       10,244,958     1.79          186,272     8.781      354.70          511        70.6
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

____________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                                                A-16

                                       CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
CREDIT GRADE CATEGORY          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

A ........................      2,461     $485,394,641    84.63%       $ 197,235     7.840%     357.60          627        79.8%
A- .......................        126       27,902,917     4.86          221,452     8.062      356.89          593        78.4
B ........................        153       29,183,749     5.09          190,743     7.944      355.48          602        73.5
C ........................        107       18,214,644     3.18          170,230     8.100      356.16          592        69.8
C- .......................         57       10,406,322     1.81          182,567     8.321      358.37          592        73.9
D ........................         14        2,475,836     0.43          176,845     7.828      356.90          575        69.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                      PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 ........................        771     $145,866,194    25.43%       $ 189,191     8.258%     357.83          617        78.8%
6 ........................          1          102,322     0.02          102,322     7.400      357.00          697        80.0
12 .......................        126       28,527,548     4.97          226,409     7.926      357.97          622        76.1
24 .......................        955      200,726,088    35.00          210,184     7.763      358.17          630        80.7
30 .......................          1          212,669     0.04          212,669     7.375      352.00          672       100.0
36 .......................        523       94,123,837    16.41          179,969     7.786      357.40          626        78.5
60 .......................        541      104,019,450    18.14          192,273     7.608      355.30          611        76.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                       RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2
                                 ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                             WEIGHTED                                                                        WEIGHTED
                             AVERAGE                            PERCENT OF                        WEIGHTED   AVERAGE   WEIGHTED
                            MONTHS TO    NUMBER    AGGREGATE     AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT   AVERAGE
RANGE OF MONTHS TO             NEXT        OF      PRINCIPAL     PRINCIPAL    CURRENT   AVERAGE   REMAINING   BUREAU   LOAN-TO-
NEXT ADJUSTMENT             ADJUSTMENT  MORTGAGE    BALANCE       BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
DATE                           DATE      LOANS    OUTSTANDING   OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE     RATIO
--------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ....................        4         23    $  4,825,737      1.11%    $ 209,815   7.995%    357.32      601       84.5%
13 - 18 ..................       18         44       9,256,787      2.14       210,382   7.623     353.56      647       82.6
19 - 24 ..................       23      1,073     226,293,685     52.26       210,898   7.878     358.68      628       80.4
25 - 31 ..................       30        108      23,458,343      5.42       217,207   7.419     354.20      635       83.8
32 - 37 ..................       35        922     169,178,212     39.07       183,490   8.112     358.79      621       80.0
                                        --------  ------------  -----------
   Total/Avg./Wtd. Avg. ..               2,170    $433,012,765    100.00%
                                        ========  ============  ===========

                                                                A-17

                                    GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF GROSS                MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MARGINS (%)                    LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

2.001 - 3.000 ............          2     $    525,633     0.12%       $ 262,816     6.599%     359.00          618        82.6%
3.001 - 4.000 ............         13        1,797,843     0.42          138,296     8.382      358.56          593        80.6
4.001 - 5.000 ............         34        6,805,735     1.57          200,169     7.147      358.55          631        72.6
5.001 - 6.000 ............        511      108,356,630    25.02          212,048     7.486      358.62          620        77.3
6.001 - 7.000 ............        770      165,300,374    38.17          214,676     7.651      358.39          632        80.3
7.001 - 8.000 ............        581      104,892,266    24.22          180,537     8.325      358.11          628        82.6
8.001 - 9.000 ............        205       37,334,216     8.62          182,118     9.109      358.21          616        84.0
9.001 - 10.000 ...........         39        6,201,757     1.43          159,019     9.850      357.48          605        89.0
10.001 - 11.000 ..........         10        1,356,971     0.31          135,697    11.152      358.73          558        88.9
11.001 - 12.000 ..........          3          206,500     0.05           68,833    12.372      359.27          583        86.3
12.001 - 13.000 ..........          2          234,841     0.05          117,420    13.470      358.77          509        78.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,170     $433,012,765   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.774%.

                                MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MAXIMUM              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

11.501 - 12.000 ..........          3     $    675,914     0.16%       $ 225,305     5.797%     357.77          695        76.5%
12.001 - 12.500 ..........          9        2,191,154     0.51          243,462     6.203      358.70          640        75.8
12.501 - 13.000 ..........         45       11,217,870     2.59          249,286     6.354      357.61          649        75.2
13.001 - 13.500 ..........        110       30,177,883     6.97          274,344     6.668      357.64          645        79.5
13.501 - 14.000 ..........        261       59,942,703    13.84          229,666     7.042      357.91          631        78.7
14.001 - 14.500 ..........        340       76,536,866    17.68          225,108     7.436      358.42          632        79.5
14.501 - 15.000 ..........        522      103,419,430    23.88          198,122     7.854      358.53          628        80.7
15.001 - 15.500 ..........        294       51,132,237    11.81          173,919     8.321      358.54          624        80.0
15.501 - 16.000 ..........        256       45,348,294    10.47          177,142     8.827      358.63          616        82.8
16.001 - 16.500 ..........        125       21,426,766     4.95          171,414     9.326      358.48          602        82.7
16.501 - 17.000 ..........        101       16,609,589     3.84          164,451     9.777      358.61          604        84.0
17.001 - 17.500 ..........         37        5,145,092     1.19          139,057    10.273      358.69          598        84.0
17.501 - 18.000 ..........         30        3,641,592     0.84          121,386    10.764      358.61          576        84.3
18.001 - 18.500 ..........         22        3,407,856     0.79          154,903    11.305      359.00          580        85.5
18.501 - 19.000 ..........          6        1,183,574     0.27          197,262    11.855      359.00          610        96.5
19.001 - 19.500 ..........          3          381,639     0.09          127,213    12.348      359.00          578        84.9
Greater than 19.500 ......          6          574,305     0.13           95,718    13.097      356.54          533        79.3
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,170     $433,012,765   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.824%.

                                                                A-18

                              INITIAL PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
INITIAL PERIODIC              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATE CAP (%)                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

1.000 ....................         23     $  5,161,350     1.19%       $ 224,407     7.940%     358.31          604        84.2%
1.500 ....................      1,836      365,490,809    84.41          199,069     7.946      358.44          625        80.5
2.000 ....................         11        3,126,172     0.72          284,197     7.438      356.97          630        80.0
3.000 ....................        299       58,950,434    13.61          197,159     7.927      357.94          631        80.4
6.000 ....................          1          284,000     0.07          284,000     8.990      358.00          636        80.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,170     $433,012,765   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.705%.

                             SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
SUBSEQUENT PERIODIC           MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATE CAP (%)                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0.125 ....................          1     $    284,000     0.07%       $ 284,000     8.990%     358.00          636        80.0%
1.000 ....................        289       58,218,406    13.44          201,448     7.903      357.95          630        80.6
1.500 ....................      1,879      374,357,482    86.45          199,232     7.946      358.42          625        80.5
2.000 ....................          1          152,878     0.04          152,878     7.125      359.00          607        90.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,170     $433,012,765   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 2
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.432%.

                               MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MINIMUM              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

4.001 - 5.000 ............          1     $    166,180     0.04%       $ 166,180     5.700%     354.00          682        80.0%
5.001 - 6.000 ............         31        7,638,809     1.76          246,413     6.018      357.80          631        73.7
6.001 - 7.000 ............        301       76,995,613    17.78          255,799     6.731      357.77          638        78.4
7.001 - 8.000 ............        895      187,693,399    43.35          209,713     7.618      358.48          632        80.2
8.001 - 9.000 ............        595      105,091,360    24.27          176,624     8.519      358.51          620        81.1
9.001 - 10.000 ...........        238       40,120,500     9.27          168,574     9.499      358.49          604        83.3
Greater than 10.000 ......        109       15,306,903     3.53          140,430    10.902      358.67          585        85.3
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,170     $433,012,765   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.921%.

                                                                A-19

                                NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
NEXT ADJUSTMENT DATE           LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

March 2006 ...............          3     $    722,473     0.17%       $ 240,824     7.149%     355.00          646        94.0%
May 2006 .................          2           54,373     0.01           27,186    11.747      283.08          622        76.0
June 2006 ................          1           17,467     0.00           17,467    11.000      298.00          602        56.3
July 2006 ................         17        4,031,424     0.93          237,143     8.083      359.00          593        83.1
June 2007 ................          1          212,669     0.05          212,669     7.375      352.00          672       100.0
July 2007 ................         20        3,606,684     0.83          180,334     7.826      353.00          637        82.7
August 2007 ..............         23        5,437,434     1.26          236,410     7.498      354.00          653        81.8
September 2007 ...........         27        5,435,061     1.26          201,299     7.155      355.00          642        82.3
October 2007 .............          5          839,402     0.19          167,880     7.575      356.54          619        85.4
November 2007 ............         29        4,991,000     1.15          172,103     7.595      357.15          643        84.0
December 2007 ............        193       40,719,526     9.40          210,982     7.803      358.02          630        80.7
January 2008 .............        816      173,747,446    40.13          212,926     7.929      359.00          627        80.1
February 2008 ............          3          561,250     0.13          187,083     7.632      360.00          623        81.6
June 2008 ................          2          130,576     0.03           65,288     8.056      352.00          630        95.0
July 2008 ................         20        4,469,958     1.03          223,498     6.932      353.00          603        81.3
August 2008 ..............         50        9,514,326     2.20          190,287     7.483      354.00          639        84.6
September 2008 ...........         36        9,343,482     2.16          259,541     7.578      355.00          647        84.0
October 2008 .............          7        1,834,844     0.42          262,121     7.577      356.15          654        86.7
November 2008 ............         10        2,616,227     0.60          261,623     7.834      357.00          617        80.6
December 2008 ............        129       25,398,753     5.87          196,890     8.094      358.01          628        80.4
January 2009 .............        774      139,160,387    32.14          179,794     8.126      359.00          619        79.8
February 2009 ............          2          168,000     0.04           84,000     9.183      360.00          590        76.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,170     $433,012,765   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is May 2008.

                                        INTEREST ONLY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
INTEREST ONLY PERIOD          MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 ........................      2,017     $349,913,779    61.01%       $ 173,482     8.032%     356.76          614        78.2%
24 .......................        409      104,253,106    18.18          254,898     7.581      358.68          637        80.1
36 .......................        277       67,216,754    11.72          242,660     7.766      358.24          633        80.7
60 .......................        215       52,194,470     9.10          242,765     7.528      358.31          633        79.3
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      2,918     $573,578,108   100.00%
                              ========    ============  ===========

                                                                A-20

                                                         THE MORTGAGE LOANS

                                            MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE LOAN PROGRAM          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

30-Year 6-month LIBOR ....         52     $ 11,039,437     1.20%       $ 212,297     7.597%     358.50          582        78.7%
2/28 6-month LIBOR .......      1,072      193,889,155    21.03          180,867     8.205      358.21          601        79.1
2/28 6-month LIBOR -
   24-month Interest Only         542      137,376,922    14.90          253,463     7.539      358.60          634        80.3
2/28 6-month LIBOR -
   60-month Interest Only         160       36,955,999     4.01          230,975     7.603      358.21          633        81.1
3/27 6-month LIBOR .......      1,268      204,352,730    22.16          161,161     8.267      358.06          604        80.1
3/27 6-month LIBOR -
   36-month Interest Only         410       97,601,019    10.58          238,051     7.663      358.27          629        80.4
3/27 6-month LIBOR -
   60-month Interest Only          69       13,877,885     1.50          201,129     7.922      358.12          626        82.0
5/25 6-month LIBOR .......          1          248,291     0.03          248,291     7.125      355.00          735        90.0
5/25 6-month LIBOR -
   60-month Interest Only           1          110,697     0.01          110,697     5.875      349.00          728        90.0
15-Year Fixed ............         39        3,594,327     0.39        $  92,162     7.965      176.49          594        57.4
15-Year Fixed -
   Credit Comeback .......         20        2,191,508     0.24          109,575     8.552      179.00          608        74.8
20-Year Fixed ............          1          134,760     0.01          134,760     7.625      239.00          616        60.5
30-Year Fixed ............        764      135,383,151    14.68          177,203     7.618      357.89          615        75.2
30-Year Fixed -
   Credit Comeback .......        319       53,001,896     5.75          166,150     8.344      358.57          593        78.0
30-Year Fixed -
   60-month Interest Only         139       32,263,503     3.50          232,112     7.284      358.35          630        77.4
30/15 Fixed Balloon ......          1          129,502     0.01          129,502    10.750      178.00          506        80.0
                              --------    ------------  -----------
      Total/Avg./Wtd. Avg.      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                      ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
ORIGINAL TERM (MONTHS)         LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

ARM 360 ..................      3,575     $695,452,136    75.42%       $ 194,532     7.968%     358.25          614        80.0%
Fixed 180 ................         60        5,915,337     0.64           98,589     8.243      177.45          598        64.3
Fixed 240 ................          1          134,760     0.01          134,760     7.625      239.00          616        60.5
Fixed 360 ................      1,222      220,648,551    23.93          180,563     7.743      358.12          612        76.2
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                                                A-21

                                      MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
PRINCIPAL BALANCES             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

$0.01 - $ 25,000.00 ......          7     $    108,381     0.01%       $  15,483    10.939%     195.40          585        61.2%
$25,000.01 - $ 50,000.00 .         55        2,443,040     0.26           44,419     9.557      320.78          600        67.6
$50,000.01 - $ 75,000.00 .        334       21,024,692     2.28           62,948     9.075      347.96          609        78.7
$75,000.01 - $ 100,000.00         319       27,848,384     3.02           87,299     8.563      354.27          608        75.4
$100,000.01 - $ 150,000.00      1,516      192,748,813    20.90          127,143     8.219      356.17          609        78.5
$150,000.01 - $ 200,000.00        983      170,780,646    18.52          173,734     7.994      357.96          612        79.2
$200,000.01 - $ 250,000.00        563      125,864,816    13.65          223,561     7.833      357.76          613        78.3
$250,000.01 - $ 300,000.00        385      105,807,668    11.47          274,825     7.684      357.47          615        79.5
$300,000.01 - $ 350,000.00        265       85,693,712     9.29          323,372     7.680      357.71          619        79.8
$350,000.01 - $ 400,000.00        196       73,745,246     8.00          376,251     7.675      358.09          617        81.2
$400,000.01 - $ 450,000.00         99       41,933,236     4.55          423,568     7.624      358.06          612        80.3
$450,000.01 - $ 500,000.00         72       34,231,289     3.71          475,435     7.722      358.30          625        78.1
$500,000.01 - $ 550,000.00         25       13,075,841     1.42          523,034     7.446      357.88          621        83.3
$550,000.01 - $ 600,000.00         11        6,305,923     0.68          573,266     7.379      357.08          631        79.4
$600,000.01 - $ 650,000.00          7        4,423,393     0.48          631,913     7.079      358.00          627        79.7
$650,000.01 - $ 700,000.00          7        4,727,563     0.51          675,366     7.265      357.70          639        79.6
$700,000.01 - $ 750,000.00          6        4,383,974     0.48          730,662     6.966      359.00          629        68.5
$750,000.01 - $ 800,000.00          3        2,283,555     0.25          761,185     7.380      357.01          642        72.4
$800,000.01 - $ 850,000.00          2        1,663,000     0.18          831,500     6.062      356.01          595        74.0
Greater than $ 900,000.00           3        3,057,613     0.33        1,019,204     7.249      358.69          621        70.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                                                A-22

                               STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
STATE                          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Alabama ..................         41     $  5,359,565     0.58%       $ 130,721     8.533%     358.41          614        84.7%
Alaska ...................         16        3,829,986     0.42          239,374     8.477      357.09          598        87.6
Arizona ..................        224       42,935,952     4.66          191,678     7.960      357.60          610        78.7
Arkansas .................         19        1,959,758     0.21          103,145     8.997      344.67          631        85.7
California ...............        762      224,053,377    24.30          294,033     7.341      357.46          620        75.9
Colorado .................         86       14,220,130     1.54          165,350     7.723      358.50          619        80.1
Connecticut ..............         82       14,916,125     1.62          181,904     7.912      356.98          600        78.7
Delaware .................         12        1,940,162     0.21          161,680     8.249      353.05          607        80.3
District of Columbia .....         12        3,023,251     0.33          251,938     8.061      358.58          637        80.7
Florida ..................        441       75,065,718     8.14          170,217     8.291      357.44          617        79.6
Georgia ..................        202       29,362,075     3.18          145,357     8.282      357.99          608        81.5
Hawaii ...................         29        8,747,842     0.95          301,650     7.196      358.51          633        75.5
Idaho ....................         29        4,668,284     0.51          160,975     8.395      358.67          600        80.8
Illinois .................        229       39,842,562     4.32          173,985     8.279      358.32          610        81.1
Indiana ..................         57        6,645,066     0.72          116,580     8.586      358.00          620        84.7
Iowa .....................         20        2,212,641     0.24          110,632     8.240      358.59          619        81.1
Kansas ...................         19        2,039,846     0.22          107,360     9.058      353.12          608        82.7
Kentucky .................         18        2,283,053     0.25          126,836     8.681      358.27          605        84.0
Louisiana ................          6          616,165     0.07          102,694     8.253      334.58          616        88.3
Maine ....................         11        1,624,630     0.18          147,694     8.081      358.85          625        79.4
Maryland .................        160       34,838,548     3.78          217,741     7.906      358.63          600        76.1
Massachusetts ............        119       27,503,393     2.98          231,121     7.768      358.22          593        76.6
Michigan .................        134       16,218,562     1.76          121,034     8.684      358.24          612        82.9
Minnesota ................         75       13,863,819     1.50          184,851     7.970      358.52          621        80.0
Mississippi ..............          7          767,605     0.08          109,658     7.867      358.42          596        87.6
Missouri .................         52        5,933,332     0.64          114,103     8.786      357.98          602        83.1
Montana ..................         10        1,718,661     0.19          171,866     8.782      358.24          629        83.2
Nebraska .................          2          332,324     0.04          166,162     8.056      358.38          635        83.4
Nevada ...................        152       33,186,263     3.60          218,331     7.920      357.90          618        81.8
New Hampshire ............         28        4,990,944     0.54          178,248     7.746      358.92          593        77.1
New Jersey ...............        174       37,876,597     4.11          217,682     8.165      358.04          600        77.0
New Mexico ...............         34        5,060,493     0.55          148,838     8.183      358.48          608        81.0
New York .................        183       46,800,663     5.08          255,741     7.582      356.88          620        76.7
North Carolina ...........        152       21,307,169     2.31          140,179     8.461      358.11          602        82.9
North Dakota .............          5          424,348     0.05           84,870     7.751      359.00          604        82.7
Ohio .....................         68        8,350,573     0.91          122,803     8.502      355.27          610        83.3
Oklahoma .................         26        2,622,064     0.28          100,849     8.537      357.63          615        83.2
Oregon ...................         62       10,244,698     1.11          165,237     7.667      356.21          622        80.0
Pennsylvania .............        101       13,481,149     1.46          133,477     8.246      355.64          600        81.8
Rhode Island .............         18        3,017,395     0.33          167,633     7.554      358.94          597        73.8
South Carolina ...........         49        6,795,651     0.74          138,687     8.621      356.18          601        85.7
South Dakota .............          2          267,026     0.03          133,513     7.631      356.88          623        82.2
Tennessee ................         85       11,188,666     1.21          131,631     8.270      349.05          624        82.6
Texas ....................        410       49,674,968     5.39          121,158     8.416      350.41          613        80.9
Utah .....................         51        7,880,933     0.85          154,528     8.088      358.14          621        81.2
Vermont ..................          6        1,104,900     0.12          184,150     7.654      359.00          563        77.5
Virginia .................        125       26,574,648     2.88          212,597     8.008      355.02          616        80.5
Washington ...............        184       35,724,556     3.87          194,155     7.647      357.78          624        80.7
West Virginia ............         23        2,930,138     0.32          127,397     8.262      354.42          603        77.1
Wisconsin ................         41        5,447,702     0.59          132,871     8.734      358.18          604        81.4
Wyoming ..................          5          676,807     0.07          135,361     7.850      358.73          621        80.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                                                A-23

                                            LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATIOS (%)                     LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

50.00 or Less ............        204     $ 30,384,700     3.29%       $ 148,945     7.481%     350.37          599        39.4%
50.01 - 55.00 ............         78       12,358,447     1.34          158,442     7.440      354.79          604        52.8
55.01 - 60.00 ............        103       19,064,225     2.07          185,090     7.728      354.81          589        58.4
60.01 - 65.00 ............        148       25,375,927     2.75          171,459     7.676      352.21          590        62.9
65.01 - 70.00 ............        201       40,864,023     4.43          203,304     7.710      355.66          592        68.7
70.01 - 75.00 ............        388       77,589,698     8.41          199,973     7.868      357.83          595        73.9
75.01 - 80.00 ............      2,265      429,698,486    46.60          189,712     7.828      357.47          626        79.7
80.01 - 85.00 ............        473       97,840,039    10.61          206,850     7.988      357.54          597        84.0
85.01 - 90.00 ............        679      138,572,107    15.03          204,083     8.102      358.08          615        89.4
90.01 - 95.00 ............        184       31,608,293     3.43          171,784     8.746      357.82          611        94.5
95.01 - 100.00 ...........        135       18,794,837     2.04          139,221     8.952      356.52          634        99.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                           CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RATES (%)                      LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

4.501 - 5.000 ............          2     $    429,433     0.05%       $ 214,717     5.000%     359.00          585        64.3%
5.001 - 5.500 ............          4        1,429,981     0.16          357,495     5.422      357.34          616        68.9
5.501 - 6.000 ............         65       17,556,076     1.90          270,093     5.892      357.45          628        74.4
6.001 - 6.500 ............        193       50,759,195     5.50          263,001     6.350      357.74          638        76.6
6.501 - 7.000 ............        554      132,813,989    14.40          239,736     6.842      356.71          626        76.0
7.001 - 7.500 ............        732      159,479,319    17.29          217,868     7.325      357.46          625        78.0
7.501 - 8.000 ............      1,170      214,975,145    23.31          183,739     7.797      357.14          619        79.0
8.001 - 8.500 ............        693      119,496,012    12.96          172,433     8.300      356.51          608        79.5
8.501 - 9.000 ............        592       99,175,494    10.75          167,526     8.792      357.71          600        81.4
9.001 - 9.500 ............        304       48,400,710     5.25          159,213     9.289      356.49          587        81.2
9.501 - 10.000 ...........        266       41,083,970     4.46          154,451     9.775      356.16          586        83.2
10.001 - 10.500 ..........        112       15,671,988     1.70          139,928    10.287      357.28          573        81.6
10.501 - 11.000 ..........         86       10,276,548     1.11          119,495    10.772      353.72          570        84.8
11.001 - 11.500 ..........         47        5,923,155     0.64          126,025    11.297      358.33          566        84.8
11.501 - 12.000 ..........         17        2,532,811     0.27          148,989    11.834      358.95          568        89.7
12.001 - 12.500 ..........         11        1,429,037     0.15          129,912    12.217      355.72          569        82.9
12.501 - 13.000 ..........          4          350,903     0.04           87,726    12.835      353.01          550        80.5
13.001 - 13.500 ..........          4          260,565     0.03           65,141    13.352      340.46          520        72.4
13.501 - 14.000 ..........          2          106,451     0.01           53,226    13.724      328.45          536        82.7
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                                                A-24

                                        TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGED PROPERTY TYPE        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Single Family Residence ..      3,540     $659,385,440    71.51%       $ 186,267     7.881%     356.85          612        78.7%
Planned Unit Development .        744      152,026,504    16.49          204,337     7.913      357.31          615        80.6
Low-Rise Condominium .....        398       69,808,663     7.57          175,399     8.185      358.05          619        80.7
Two Family Home ..........        102       24,865,042     2.70          243,775     7.915      357.52          630        76.3
Three Family Home ........         24        6,763,055     0.73          281,794     7.669      356.62          633        65.6
High-Rise Condominium ....         18        3,647,495     0.40          202,639     9.069      358.14          629        80.0
Manufactured Housing(1) ..         22        3,632,241     0.39          165,102     8.218      357.39          640        68.0
Four Family Home .........         10        2,022,344     0.22          202,234     8.403      359.00          632        66.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

____________
(1)   Treated as real property.

                                                LOAN PURPOSES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
LOAN PURPOSE                   LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Refinance - Cash Out .....      2,602     $516,041,279    55.96%       $ 198,325     7.820%     356.59          601        76.8%
Purchase .................      2,037      369,863,276    40.11          181,573     8.069      358.14          631        81.9
Refinance - Rate/Term ....        219       36,246,229     3.93          165,508     7.707      352.19          615        79.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                               OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
OCCUPANCY TYPE                 LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Owner Occupied ...........      4,586     $882,845,424    95.74%       $ 192,509     7.890%     357.14          612        78.9%
Investment Property ......        207       30,005,991     3.25          144,956     8.472      354.28          649        79.2
Second Home ..............         65        9,299,369     1.01          143,067     8.521      356.89          629        81.3
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                                                A-25

                                     REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

1 - 120 ..................          6     $    115,932     0.01%       $  19,322     9.384%      85.49          597        57.4%
121 - 180 ................         55        5,831,874     0.63          106,034     8.230      178.82          597        64.4
181 - 300 ................         13          557,294     0.06           42,869     9.962      269.75          596        68.4
301 - 360 ................      4,784      915,645,684    99.29          191,398     7.912      358.27          614        79.1
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                           LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
LOAN DOCUMENTATION TYPE        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

Full Documentation .......      3,272     $592,188,705    64.22%       $ 180,987     7.818%     357.00          605        79.6%
Stated Income ............      1,585      329,832,690    35.77          208,096     8.092      357.12          630        77.9
Streamlined ..............          1          129,389     0.01          129,389     6.750      359.00          592        77.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                        CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF CREDIT BUREAU        MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
RISK SCORES                    LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

801 - 820 ................          1     $    211,194     0.02%       $ 211,194     7.500%     357.00          808        90.0%
781 - 800 ................          8        1,778,074     0.19          222,259     7.666      356.85          786        80.4
761 - 780 ................         11        2,191,819     0.24          199,256     7.081      357.34          770        77.7
741 - 760 ................         20        4,155,161     0.45          207,758     7.322      357.48          747        77.2
721 - 740 ................         51       10,646,633     1.15          208,758     7.521      353.93          730        80.6
701 - 720 ................         90       18,565,592     2.01          206,284     7.614      357.84          709        79.3
681 - 700 ................        202       44,515,460     4.83          220,374     7.490      358.02          690        80.1
661 - 680 ................        369       73,111,799     7.93          198,135     7.588      357.27          669        80.3
641 - 660 ................        580      114,460,093    12.41          197,345     7.656      357.86          650        79.1
621 - 640 ................        671      128,919,083    13.98          192,130     7.746      356.93          630        80.3
601 - 620 ................        802      150,868,345    16.36          188,115     7.748      357.28          610        80.6
581 - 600 ................        801      145,015,905    15.73          181,044     7.895      356.70          590        78.9
561 - 580 ................        552      101,698,800    11.03          184,237     8.237      356.57          571        78.9
541 - 560 ................        330       58,891,925     6.39          178,460     8.616      355.25          550        76.2
521 - 540 ................        223       40,637,040     4.41          182,229     8.815      358.24          531        72.7
501 - 520 ................        141       25,421,417     2.76          180,294     8.943      356.83          512        72.8
500 or Less ..............          6        1,062,442     0.12          177,074     8.724      358.76          495        74.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

____________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                                                A-26

                                           CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
CREDIT GRADE CATEGORY          LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

A ........................      3,980     $759,389,625    82.35%       $ 190,801     7.863%     357.27          620        80.0%
A- .......................        248       50,672,501     5.50          204,325     8.077      355.15          585        77.8
B ........................        334       62,945,748     6.83          188,460     8.142      356.42          585        74.1
C ........................        190       30,819,506     3.34          162,208     8.331      355.37          580        70.0
C- .......................         83       14,281,998     1.55          172,072     8.262      357.74          591        73.8
D ........................         23        4,041,405     0.44          175,713     7.821      357.49          572        68.4
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                          PREPAYMENT PENALTY PERIOD FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 ........................      1,560     $273,207,251    29.63%       $ 175,133     8.307%     356.74          606        79.0%
6 ........................          1          102,322     0.01          102,322     7.400      357.00          697        80.0
12 .......................        246       53,608,498     5.81          217,921     7.915      357.22          615        76.8
24 .......................      1,529      316,330,589    34.30          206,887     7.767      357.97          617        80.0
30 .......................          4          997,580     0.11          249,395     7.290      357.51          689        84.3
36 .......................        977      173,885,093    18.86          177,979     7.759      356.82          620        78.9
60 .......................        541      104,019,450    11.28          192,273     7.608      355.30          611        76.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                           RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                             WEIGHTED                                                                        WEIGHTED
                             AVERAGE                            PERCENT OF                        WEIGHTED   AVERAGE   WEIGHTED
                            MONTHS TO    NUMBER    AGGREGATE     AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT   AVERAGE
RANGE OF MONTHS TO             NEXT        OF      PRINCIPAL     PRINCIPAL    CURRENT   AVERAGE   REMAINING   BUREAU   LOAN-TO-
NEXT ADJUSTMENT             ADJUSTMENT  MORTGAGE    BALANCE       BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
DATE                           DATE      LOANS    OUTSTANDING   OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE     RATIO
--------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6                             5         61    $ 11,330,556      1.63%    $ 185,747   7.718%    356.85      582       78.5%
13 - 18                          18         82      17,201,758      2.47       209,778   7.636     353.56      631       82.3
19 - 24                          23      1,685     350,773,545     50.44       208,174   7.906     358.63      616       79.6
25 - 31                          30        236      42,940,459      6.17       181,951   7.608     354.13      619       83.0
32 - 37                          35      1,509     272,846,829     39.23       180,813   8.137     358.77      612       79.9
38 or Greater                    53          2         358,988      0.05       179,494   6.740     353.15      733       90.0
                                        --------  ------------  -----------
   Total/Avg./Wtd. Avg.                  3,575    $695,452,136    100.00%
                                        ========  ============  ===========

                                                                A-27

                                        GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF GROSS                MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MARGINS (%)                    LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

2.001 - 3.000 ............          5     $  1,131,537     0.16%       $ 226,307     7.032%     357.79          609        84.2%
3.001 - 4.000 ............         25        4,007,034     0.58          160,281     7.773      358.73          582        73.8
4.001 - 5.000 ............         65       13,104,973     1.88          201,615     6.939      358.59          617        71.0
5.001 - 6.000 ............        821      170,705,147    24.55          207,923     7.450      358.52          613        76.7
6.001 - 7.000 ............      1,251      261,765,905    37.64          209,245     7.729      358.29          621        80.1
7.001 - 8.000 ............        970      172,365,671    24.78          177,697     8.390      358.03          614        82.2
8.001 - 9.000 ............        354       61,430,721     8.83          173,533     9.101      358.03          600        83.0
9.001 - 10.000 ...........         66        8,906,677     1.28          134,950     9.830      357.01          594        87.8
10.001 - 11.000 ..........         13        1,593,130     0.23          122,548    11.025      358.10          556        88.3
11.001 - 12.000 ..........          3          206,500     0.03           68,833    12.372      359.27          583        86.3
12.001 - 13.000 ..........          2          234,841     0.03          117,420    13.470      358.77          509        78.5
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      3,575     $695,452,136   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.766%.

                                   MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MAXIMUM              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

11.501 - 12.000 ..........          6     $  1,216,045     0.17%       $ 202,674     5.523%     357.41          659        73.4%
12.001 - 12.500 ..........         19        4,659,300     0.67          245,226     6.142      358.40          621        76.2
12.501 - 13.000 ..........        101       25,125,951     3.61          248,772     6.322      357.73          630        74.9
13.001 - 13.500 ..........        193       48,609,492     6.99          251,863     6.660      357.76          637        78.4
13.501 - 14.000 ..........        448      100,776,076    14.49          224,947     7.067      357.90          623        77.8
14.001 - 14.500 ..........        551      120,456,907    17.32          218,615     7.456      358.31          624        79.2
14.501 - 15.000 ..........        770      147,777,852    21.25          191,919     7.880      358.41          621        80.2
15.001 - 15.500 ..........        452       79,612,537    11.45          176,134     8.361      358.38          609        80.3
15.501 - 16.000 ..........        416       72,167,598    10.38          173,480     8.841      358.51          601        82.3
16.001 - 16.500 ..........        223       36,015,774     5.18          161,506     9.333      358.41          586        82.3
16.501 - 17.000 ..........        189       30,768,574     4.42          162,797     9.784      358.59          586        83.5
17.001 - 17.500 ..........         78       11,324,407     1.63          145,185    10.304      358.64          573        83.1
17.501 - 18.000 ..........         62        7,902,746     1.14          127,464    10.762      357.99          575        85.3
18.001 - 18.500 ..........         35        4,850,340     0.70          138,581    11.287      358.72          572        85.4
18.501 - 19.000 ..........         13        2,234,136     0.32          171,857    11.841      359.00          571        91.7
19.001 - 19.500 ..........          9        1,236,481     0.18          137,387    12.210      358.07          562        83.6
Greater than 19.500 ......         10          717,919     0.10           71,792    13.155      344.81          537        77.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      3,575     $695,452,136   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Maximum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.830%.

                                                                A-28

                                  INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
INITIAL PERIODIC RATE         MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
CAP (%)                        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

1.000 ....................         61     $ 12,599,668     1.81%       $ 206,552     7.633%     358.49          590        78.8%
1.500 ....................      2,895      563,191,510    80.98          194,539     7.983      358.32          614        80.1
2.000 ....................         23        5,583,433     0.80          242,758     7.395      357.24          639        79.2
3.000 ....................        594      113,682,827    16.35          191,385     7.955      357.95          617        79.5
5.000 ....................          1          110,697     0.02          110,697     5.875      349.00          728        90.0
6.000 ....................          1          284,000     0.04          284,000     8.990      358.00          636        80.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      3,575     $695,452,136   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.743%.

                                SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
SUBSEQUENT PERIODIC RATE      MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
CAP (%)                        LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0.125 ....................          1     $    284,000     0.04%       $ 284,000     8.990%     358.00          636        80.0%
1.000 ....................        576      111,686,354    16.06          193,900     7.903      357.98          615        79.6
1.500 ....................      2,996      583,137,180    83.85          194,639     7.980      358.30          614        80.0
2.000 ....................          2          344,602     0.05          172,301     7.431      358.44          613        84.4
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      3,575     $695,452,136   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.419%.

                                    MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
RANGE OF MINIMUM              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

3.001 - 4.000 ............          1     $    110,697     0.02%       $ 110,697     5.875%     349.00          728        90.0%
4.001 - 5.000 ............          3          595,614     0.09          198,538     5.195      357.60          612        68.7
5.001 - 6.000 ............         71       17,500,478     2.52          246,486     6.035      357.77          621        74.2
6.001 - 7.000 ............        532      129,881,097    18.68          244,137     6.746      357.81          630        77.5
7.001 - 8.000 ............      1,351      277,273,403    39.87          205,236     7.612      358.38          624        79.6
8.001 - 9.000 ............        959      167,660,530    24.11          174,828     8.532      358.37          606        81.2
9.001 - 10.000 ...........        441       72,627,009    10.44          164,687     9.518      358.46          587        82.7
Greater than 10.000 ......        217       29,803,309     4.29          137,342    10.847      358.11          571        84.6
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      3,575     $695,452,136   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Minimum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.941%.

                                                                A-29

                                    NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                        PERCENT OF                             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     AVERAGE    REMAINING     BUREAU     LOAN-TO-
                              MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
NEXT ADJUSTMENT DATE           LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

March 2006 ...............          5     $    802,136     0.12%       $ 160,427     7.594%     349.64          640        91.4%
April 2006 ...............          2           55,785     0.01           27,892    12.373      289.06          563        74.2
May 2006 .................          3          105,945     0.02           35,315    12.722      289.86          582        75.5
June 2006 ................          2          199,702     0.03           99,851     7.920      352.75          526        82.4
July 2006 ................         47        9,676,395     1.39          205,881     7.720      358.80          578        77.5
August 2006 ..............          2          490,594     0.07          245,297     6.202      354.00          586        78.0
May 2007 .................          1           57,822     0.01           57,822     7.800      351.00          675       100.0
June 2007 ................          3          747,445     0.11          249,148     7.805      352.00          656        90.8
July 2007 ................         31        5,906,381     0.85          190,528     7.796      353.00          624        81.9
August 2007 ..............         47       10,490,110     1.51          223,194     7.533      354.00          633        81.8
September 2007 ...........         38        7,705,108     1.11          202,766     7.303      355.00          624        82.9
October 2007 .............         16        3,017,244     0.43          188,578     7.452      356.15          596        82.2
November 2007 ............         61       11,091,092     1.59          181,821     7.678      357.18          618        81.3
December 2007 ............        356       71,550,316    10.29          200,984     7.838      358.03          620        80.2
January 2008 .............      1,211      256,848,535    36.93          212,096     7.958      359.00          614        79.3
February 2008 ............          3          561,250     0.08          187,083     7.632      360.00          623        81.6
June 2008 ................          3          254,926     0.04           84,975     9.029      352.00          571        87.7
July 2008 ................         37        7,538,818     1.08          203,752     7.201      353.00          606        82.5
August 2008 ..............        130       21,503,118     3.09          165,409     7.723      354.00          616        83.3
September 2008 ...........         66       13,643,597     1.96          206,721     7.625      355.00          633        82.6
October 2008 .............         13        2,973,258     0.43          228,712     7.439      356.09          633        85.3
November 2008 ............         29        5,534,336     0.80          190,839     7.947      357.05          620        82.0
December 2008 ............        252       45,483,837     6.54          180,491     8.107      358.02          616        80.0
January 2009 .............      1,212      218,515,398    31.42          180,293     8.157      359.00          611        79.7
February 2009 ............          3          340,000     0.05          113,333     8.521      360.00          617        61.4
March 2010 ...............          1          110,697     0.02          110,697     5.875      349.00          728        90.0
September 2010 ...........          1          248,291     0.04          248,291     7.125      355.00          735        90.0
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      3,575     $695,452,136   100.00%
                              ========    ============  ===========

____________
(1)   The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date is May
      2008.

                                            INTEREST ONLY PERIOD FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                        PERCENT OF                  WEIGHTED   WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE     AVERAGE      CREDIT     AVERAGE
                                 OF        PRINCIPAL     PRINCIPAL      CURRENT     CURRENT    REMAINING     BUREAU     LOAN-TO-
INTEREST ONLY PERIOD          MORTGAGE      BALANCE       BALANCE      PRINCIPAL    MORTGAGE     TERM         RISK       VALUE
(MONTHS)                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE       RATE     (MONTHS)      SCORE       RATIO
--------------------------    --------    ------------  -----------    ----------   --------   ---------    --------    --------

0 ........................      3,537     $603,964,758    65.50%       $ 170,756     8.095%     356.32          604        78.3%
24 .......................        542      137,376,922    14.90          253,463     7.539      358.60          634        80.3
36 .......................        410       97,601,019    10.58          238,051     7.663      358.27          629        80.4
60 .......................        369       83,208,084     9.02          225,496     7.530      358.24          631        79.9
                              --------    ------------  -----------
   Total/Avg./Wtd. Avg. ..      4,858     $922,150,784   100.00%
                              ========    ============  ===========

                                                                A-30